Exhibit 10.10

VETINSURANCE INTERNATIONAL, INC.

VETINSURANCE MANAGERS, INC.

AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

This AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (the “Agreement”) is entered into as of August 24, 2012, by and between Square 1 Bank (“Bank”) and VETINSURANCE INTERNATIONAL, INC. and VETINSURANCE MANAGERS, INC. (each a “Borrower” and collectively, “Borrowers”) and amends and restates, in its entirety, that certain Loan and Security Agreement by and between Borrowers and Bank dated as of April 24, 2007 (the “Original Agreement”).

RECITALS

Borrowers wish to obtain credit from time to time from Bank, and Bank desires to extend credit to Borrowers. This Agreement sets forth the terms on which Bank will advance credit to Borrowers, and Borrowers will repay the amounts owing to Bank.

AGREEMENT

The parties agree as follows:

1. DEFINITIONS AND CONSTRUCTION.

1.1 Definitions. As used in this Agreement, all capitalized terms shall have the definitions set forth on Exhibit A. Any term used in the Code and not defined herein shall have the meaning given to the term in the Code.

1.2 Accounting Terms. Any accounting term not specifically defined on Exhibit A shall be construed in accordance with GAAP and all calculations shall be made in accordance with GAAP. The term “financial statements” shall include the accompanying notes and schedules.

2. LOAN AND TERMS OF PAYMENT.

2.1 Credit Extensions.

(a) Promise to Pay. Borrowers promise to pay to Bank, in lawful money of the United States of America, the aggregate unpaid principal amount of all Credit Extensions made by Bank to Borrowers, together with interest on the unpaid principal amount of such Credit Extensions at rates in accordance with the terms hereof.

(b) Advances Under Revolving Line.

(a) Amount. Subject to and upon the terms and conditions of this Agreement (1) Parent may request Advances in an aggregate outstanding principal amount not to exceed the lesser of (i) the Revolving Line or (ii) the total amount of Cash and securities held by the Insurance Company Subsidiary less any amounts outstanding under the Ancillary Services Sublimit and (2) amounts borrowed pursuant to this Section 2.1(b) may be repaid and reborrowed at any time prior to the Revolving Maturity Date, at which time all Advances under this Section 2.1(b) shall be immediately due and payable. Borrowers may prepay any Advances in whole or in part without penalty or premium.

(b) Form of Request. Whenever Borrowers desire an Advance, Parent will notify Bank by facsimile transmission or telephone no later than 5:30 p.m. Eastern time (4:30 p.m. Eastern time for wire transfers), on the Business Day that the Advance is to be made. Each such notification shall be promptly confirmed by a Loan Advance/Paydown Request Form in substantially the form of Exhibit C. Bank is authorized to make Advances under this Agreement, based upon instructions received from a Responsible Officer or a designee of a Responsible Officer, or without instructions if in Bank’s discretion such Advances are necessary to meet Obligations which have become due and remain unpaid. Bank shall be entitled to rely on any telephonic notice given by a person who Bank reasonably believes to be a Responsible Officer or a designee thereof, and Borrowers shall indemnify and hold Bank harmless for any damages or loss suffered by Bank as a result of such reliance (other than damages or losses caused by Bank’s gross negligence or willful misconduct). Bank will credit the amount of Advances made under this Section 2.1(b) to Parents’ deposit account.

(c) Ancillary Services Sublimit. Subject to the availability under the Revolving Line, at any time and from time to time from the date hereof through the Business Day immediately prior to the Revolving Maturity Date, Borrowers may request the provision of Ancillary Services from Bank. The aggregate limit of the Ancillary Services shall not exceed the Ancillary Services Sublimit, provided that availability under the Revolving Line shall be reduced by the aggregate limits of (i) corporate credit card services provided to Borrower, (ii) the total amount of any Automated Clearing House processing reserves, (iii) the applicable Foreign Exchange Reserve Percentage, and (iv) any other reserves taken by Bank in connection with other treasury management services requested by Borrowers and approved by Bank. In addition, Bank may, in its sole discretion, charge as Advances any amounts for which Bank becomes liable to third parties in connection with the provision of the Ancillary Services. The terms and conditions (including repayment and fees) of such Ancillary Services shall be subject to the terms and conditions of the Bank’s standard forms of application and agreement for the applicable Ancillary Services, which Borrowers hereby agree to execute.

(d) Collateralization of Obligations Extending Beyond Maturity. If Borrowers have not secured to Bank’s satisfaction its obligations with respect to any Ancillary Services by the Revolving Maturity Date, then, effective as of such date, the balance in any deposit accounts held by Bank and the certificates of deposit or time deposit accounts issued by Bank in either Borrower’s name (and any interest paid thereon or proceeds thereof, including any amounts payable upon the maturity or liquidation of such certificates or accounts), shall automatically secure such obligations to the extent of the then continuing or outstanding Ancillary Services. Each Borrower authorizes Bank to hold such balances in pledge and to decline to honor any drafts thereon or any requests by a Borrower or any other Person to pay or otherwise transfer any part of such balances for so long as the applicable Ancillary Services are outstanding or continue.

2.2 Overadvances. If the aggregate amount of the outstanding Advances exceeds the lesser of (i) the Revolving Line or (ii) the total amount of Cash and securities held by the Insurance Company Subsidiary at any time, Borrowers shall immediately pay to Bank, in cash, the amount of such excess.

2.3 Interest Rates, Payments, and Calculations.

(a) Interest Rate. Except as set forth in Section 2.3(b), the Advances shall bear interest, on the outstanding daily balance thereof, at a variable annual rate equal to the greater of (x) 1.50% above the Prime Rate then in effect, or (y) 5.00%.

(b) Late Fee; Default Rate. If any payment is not made within 10 days after the date such payment is due, Borrowers shall pay Bank a late fee equal to the lesser of (i) 5% of the amount of such unpaid amount or (ii) the maximum amount permitted to be charged under applicable law. All Obligations shall bear interest, from and after the occurrence and during the continuance of an Event of Default, at a rate equal to 5 percentage points above the interest rate applicable immediately prior to the occurrence of the Event of Default.

(c) Payments. Interest under the Revolving Line shall be due and payable on the 24th calendar day of each month during the term hereof. Bank shall, at its option, charge such interest, all Bank Expenses, and all Periodic Payments against any of Borrowers’ deposit accounts or, if insufficient funds are contained therein, against the Revolving Line, in which case those amounts shall thereafter accrue interest at the rate then applicable hereunder. Any interest not paid when due shall be compounded by becoming a part of the Obligations, and such interest shall thereafter accrue interest at the rate then applicable to Advances hereunder.

(d) Computation. In the event the Prime Rate is changed from time to time hereafter, the applicable rate of interest hereunder shall be increased or decreased, effective as of the day the Prime Rate is changed, by an amount equal to such change in the Prime Rate. All interest chargeable under the Loan Documents shall be computed on the basis of a 360 day year for the actual number of days elapsed.

2.4 Crediting Payments. Prior to the occurrence and continuance of an Event of Default, Bank shall credit a wire transfer of funds, check or other item of payment to such deposit account or Obligation as Parent specifies. After the occurrence and during the continuance of an Event of Default, Bank shall have the right, in its sole discretion, to immediately apply any wire transfer of funds, check, or other item of payment Bank may receive to conditionally reduce Obligations, but such applications of funds shall not be considered a payment on account unless such payment is of immediately available federal funds or unless and until such check or other item of payment is honored when presented for payment. Notwithstanding anything to the contrary contained herein, any wire transfer or payment received by Bank after 5:30 pm Eastern time shall be deemed to have been received by Bank as of the opening of business on the immediately following Business Day. Whenever any payment to Bank under the Loan Documents would otherwise be due (except by reason of acceleration) on a date that is not a Business Day, such payment shall instead be due on the next Business Day, and additional fees or interest, as the case may be, shall accrue and be payable for the period of such extension.

2.5 Fees. Borrowers shall pay to Bank the following:

(a) Facility Fee. On the Closing Date, a fee equal to $6,000, which shall be nonrefundable;

(b) Unused Fee. A fee equal to 0.25% of the difference between the amount then available under the Revolving Line pursuant to Section 2.1(b)(i) and the average outstanding daily balance thereunder during the term hereof, paid quarterly in arrears on an annualized basis, which shall be nonrefundable; and

(c) Bank Expenses. On the Closing Date, all Bank Expenses incurred through the Closing Date, and, after the Closing Date, all Bank Expenses, as and when they become due.

2.6 Term. This Agreement shall become effective on the Closing Date and, subject to Section 12.7, shall continue in full force and effect for so long as any Obligations remain outstanding or Bank has any obligation to make Credit Extensions under this Agreement. Notwithstanding the foregoing, Bank shall have the right to terminate its obligation to make Credit Extensions under this Agreement immediately and without notice upon the occurrence and during the continuance of an Event of Default.

3. CONDITIONS OF LOANS.

3.1 Conditions Precedent to Initial Credit Extension. The obligation of Bank to make the initial Credit Extension is subject to the condition precedent that Bank shall have received, in form and substance satisfactory to Bank, the following:

(a) this Agreement;

(b) an officer’s certificate of each Borrower with respect to incumbency and resolutions authorizing the execution and delivery of this Agreement;

(c) a financing statement (Form UCC-1) for each Borrower;

(d) an amended and restated intellectual property security agreement from each Borrower;

(e) an investor call report from Maveron;

(f) payment of the fees and Bank Expenses then due specified in Section 2.5, which may be debited from any of Borrowers’ accounts with Bank;

(g) current SOS Reports indicating that except for Permitted Liens, there are no other security interests or Liens of record in the Collateral;

(h) current financial statements, including company prepared statements for each Borrower’s most recently ended fiscal year, company prepared consolidated and consolidating balance sheets and income statements for the most recently ended month in accordance with Section 6.2, and such other updated financial information as Bank may reasonably request;

(i) current Compliance Certificate in accordance with Section 6.2;

(j) a Warrant in form and substance reasonably satisfactory to Bank;

(k) a Borrower Information Certificate; and

(l) such other documents or certificates, and completion of such other matters, as Bank may reasonably request.

3.2 Conditions Precedent to all Credit Extensions. The obligation of Bank to make each Credit Extension, including the initial Credit Extension, is further subject to the following conditions:

(a) timely receipt by Bank of the Loan Advance/Paydown Request Form as provided in Section 2.1; and

(b) the representations and warranties contained in Section 5 shall be true and correct in all material respects on and as of the date of such Loan Advance/Paydown Request Form and on the effective date of each Credit Extension as though made at and as of each such date, and no Event of Default shall have occurred and be continuing, or would exist after giving effect to such Credit Extension (provided, however, that those representations and warranties expressly referring to another date shall be true, correct and complete in all material respects as of such date). The making of each Credit Extension shall be deemed to be a representation and warranty by Borrowers on the date of such Credit Extension as to the accuracy of the facts referred to in this Section 3.2.

4. CREATION OF SECURITY INTEREST.

4.1 Grant of Security Interest. Each Borrower grants, pledges, assigns, mortgages, hypothecates and charges to Bank a continuing security interest in the Collateral to secure prompt repayment of any and all Obligations and to secure prompt performance by Borrowers of each of its covenants and duties under the Loan Documents. Except for Permitted Liens or as disclosed in the Schedule, such security interest constitutes a valid, first priority security interest in the presently existing Collateral, and will constitute a valid, first priority security interest in later-acquired or after-acquired Collateral. Notwithstanding any termination, Bank’s Lien on the Collateral shall remain in effect for so long as any Obligations are outstanding.

4.2 Perfection of Security Interest. Each Borrower authorizes Bank to file at any time financing statements, continuation statements, and amendments thereto that (i) either specifically describe the Collateral or describe the Collateral as all assets of such Borrower of the kind pledged hereunder, and (ii) contain any other information required by the Code, or, if applicable, the Personal Property Security Act (Ontario) or the Personal Property Security Act (British Columbia) for the sufficiency of filing office acceptance of any financing statement, continuation statement, or amendment, including whether such Borrower is an organization, the type of organization and any organizational identification number issued to such Borrower, if applicable. Each Borrower shall have possession of the Collateral, except where expressly otherwise provided in this Agreement or where Bank chooses to perfect its security interest by possession in addition to the filing of a financing statement. Where Collateral is in possession of a third party bailee, each Borrower shall take such steps as Bank reasonably requests for Bank to (i) subject to Section 7.10 below, obtain an acknowledgment, in form and substance satisfactory to Bank, of the bailee that the bailee holds such Collateral for the benefit of Bank, and (ii) obtain “control” of any Collateral consisting of investment property, deposit accounts, letter-of-credit rights or electronic chattel paper (as such items and the term “control” are defined in Revised Article 9 of the Code) by causing the securities intermediary or depositary institution or issuing bank to execute a control agreement in form and substance satisfactory to Bank. No Borrower will create any chattel paper without placing a legend on the chattel paper acceptable to Bank indicating that Bank has a security interest in the chattel paper. Each Borrower shall take such other actions as Bank requests to perfect its security interests granted under this Agreement.

4.3 Pledge of Collateral. Each Borrower hereby pledges, assigns, grants, mortgages, hypothecates and charges to and in favor of Bank a security interest in all the Shares, together with all proceeds and substitutions thereof, all cash, stock and other moneys and property paid thereon, all rights to subscribe for securities declared or granted in connection therewith, and all other cash and noncash proceeds of the foregoing, as security for the performance of the Obligations. On the Closing Date, the certificate or certificates for the Shares will be delivered to Bank, accompanied by an instrument of assignment duly governing the Shares and the relevant Borrower shall cause the books of each entity whose Shares are part of the Collateral and any transfer agent to reflect the pledge of the Shares. Upon the occurrence and during the continuance of an Event of Default hereunder, Bank may (subject to Section 9.1(g)) effect the transfer of any securities included in the Collateral (including but not limited to the Shares) into the name of Bank and cause new certificates representing such securities to be issued in the name of Bank or its transferee. Unless an Event of Default shall have occurred and be continuing, each Borrower shall be entitled to exercise any voting rights with respect to the Shares and to give consents, waivers and ratifications in respect thereof, provided that no vote shall be cast or consent, waiver or ratification given or action taken which would be inconsistent in any material respect with any of the terms of this Agreement or which would constitute or create any violation of any of such terms. All such rights to vote and give consents, waivers and ratifications shall terminate upon the occurrence and continuance of an Event of Default.

5. REPRESENTATIONS AND WARRANTIES.

Each Borrower represents and warrants as to itself and its Subsidiaries as follows:

5.1 Due Organization and Qualification. Borrower and each Subsidiary is a corporation duly existing under the laws of the jurisdiction in which it is organized and qualified and licensed to do business in any state or Canadian province in which the conduct of its business or its ownership of property requires that it be so qualified, except where the failure to do so would not reasonably be expected to cause a Material Adverse Effect.

5.2 Due Authorization; No Conflict. The execution, delivery, and performance of the Loan Documents are within each Borrower’s powers, have been duly authorized, and are not in conflict with nor constitute a breach of any provision contained in Borrower’s Articles or Certificate of Incorporation (as applicable) or Bylaws, nor will they constitute an event of default under any material agreement by which Borrower is bound. Borrower is not in default under any agreement by which it is bound, except to the extent such default would not reasonably be expected to cause a Material Adverse Effect.

5.3 Collateral. Subject to the limitations set forth in Section 9.1(g), Borrower has rights in or the power to transfer the Collateral, and its title to the Collateral is free and clear of Liens, adverse claims, and restrictions on transfer or pledge except for Permitted Liens. Except as set forth in the Schedule, all Collateral other than movable items of personal property such as laptop computers, having an aggregate book value not in excess of $100,000 is located solely in the Collateral Jurisdictions or such other locations as Borrower informs Bank in writing from time to time. All Inventory is in all material respects of good and merchantable quality, free from all material defects, except for Inventory for which adequate reserves have been made. Except as set forth in the Schedule, none of Borrowers’ or their Subsidiaries’ Cash is maintained or invested with a Person other than Bank or Bank’s Affiliates.

5.4 Intellectual Property Collateral. Borrower is the sole owner of the Intellectual Property Collateral, except for licenses granted by Borrower to its customers in the ordinary course of business. To the best of Borrower’s knowledge, each of the Copyrights, Trademarks and Patents is valid and enforceable, and no part of the Intellectual Property Collateral has been judged invalid or unenforceable, in whole or in part, and no claim has been made to Borrower that any part of the Intellectual Property Collateral violates the rights of any third party except to the extent such claim would not reasonably be expected to cause a Material Adverse Effect. Except as set forth in the Schedule, Borrower’s rights as a licensee of intellectual property do not give rise to more than 5% of its gross revenue in any given month, including without limitation revenue derived from the sale, licensing, rendering or disposition of any product or service.

5.5 Name; Location of Chief Executive Office. Except as disclosed in the Schedule, Borrower has not done business under any name other than that specified on the signature page hereof, and its exact legal name is as set forth in the first paragraph of this Agreement. The chief executive office of Borrower is located at the address indicated in Section 10 hereof or such other location as Borrower may notify Bank in writing from time to time in according with Section 7.2 hereof.

5.6 Litigation. Except as set forth in the Schedule, there are no actions or proceedings pending by or against Borrower or any Subsidiary before any court or administrative agency in which a likely adverse decision would reasonably be expected to have a Material Adverse Effect.

5.7 No Material Adverse Change in Financial Statements. All consolidated and consolidating financial statements related to Borrower and any Subsidiary that are delivered by Borrower to Bank fairly present in all material respects Borrower’s consolidated and consolidating financial condition as of the date thereof and Borrower’s consolidated and consolidating results of operations for the period then ended. There has not been a material adverse change in the consolidated or in the consolidating financial condition of Borrower since the date of the most recent of such financial statements submitted to Bank.

5.8 Solvency, Payment of Debts. Borrower is able to pay its debts (including trade debts) as they mature; the fair saleable value of Borrower’s assets (including goodwill minus disposition costs) exceeds the fair value of its liabilities; and Borrower is not left with unreasonably small capital after the transactions contemplated by this Agreement.

5.9 Compliance with Laws and Regulations. Borrower and each Subsidiary have met the minimum funding requirements of ERISA with respect to any employee benefit plans subject to ERISA. No event has occurred resulting from Borrower’s failure to comply with ERISA that is reasonably likely to result in Borrower’s incurring any liability that could reasonably be expected to have a Material Adverse Effect. Borrower is not an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940. Borrower is not engaged principally, or as one of the important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations T and U of the Board of Governors of the Federal Reserve System). Borrower has not violated any statutes, laws, ordinances or rules applicable to it, the violation of which would reasonably be expected to have a Material Adverse Effect. Borrower and each Subsidiary have filed or caused to be filed all tax returns required to be filed, and have paid, or have made adequate provision for the payment of, all taxes reflected therein except those being contested in good faith with adequate reserves under GAAP or where the failure to file such returns or pay such taxes would not reasonably be expected to have a Material Adverse Effect.

5.10 Subsidiaries. Borrower does not own any stock, partnership interest or other equity securities of any Person, except for Permitted Investments.

5.11 Government Consents. Borrower and each Subsidiary have obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all governmental authorities that are necessary for the continued operation of Borrower’s business as currently conducted, except where the failure to do so would not reasonably be expected to cause a Material Adverse Effect. Notwithstanding the foregoing, an application for the Insurance Company Subsidiary is still pending before the New York State Insurance Department.

5.12 Inbound Licenses. Except as disclosed on the Schedule or as otherwise disclosed to Bank in writing, Borrower is not a party to, nor is bound by, any material inbound license or other material agreement important for the conduct of Borrower’s business that prohibits or otherwise restricts Borrower from granting a security interest in Borrower’s interest in such inbound license or material agreement or any other property important for the conduct of Borrower’s business, other than this Agreement or the other Loan Documents.

5.13 Shares. Borrower has full power and authority to create a first lien on the Shares and no disability or contractual obligations exists that would prohibit Borrower from pledging the Shares pursuant to this Agreement. To Borrower’s knowledge, except as set forth in Section 9.1(g) hereof, there are no subscriptions, warrants, rights of first refusal or other restrictions on transfer relative to, or options exercisable with respect to the Shares. The Shares have been and will remain duly authorized and validly issued, and are fully paid and non- assessable. To Borrower’s knowledge, the Shares are not the subject of any present or threatened suit, action, arbitration, administrative or other proceeding, and Borrower knows of no reasonable grounds for the institution of any such proceedings.

5.14 Full Disclosure. No representation, warranty or other statement made by Borrower in any certificate or written statement furnished to Bank taken together with all such certificates and written statements furnished to Bank contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained in such certificates or statements not misleading in light of the circumstances in which they were made, it being recognized by Bank that the projections and forecasts provided by Borrower in good faith and based upon reasonable assumptions are not to be viewed as facts and that actual results during the period or periods covered by any such projections and forecasts may differ from the projected or forecasted results.

6. AFFIRMATIVE COVENANTS.

Each Borrower covenants that, until payment in full of all outstanding Obligations, and for so long as Bank may have any commitment to make a Credit Extension hereunder, such Borrower shall do all of the following:

6.1 Good Standing and Government Compliance. Borrower shall maintain its and each of its Subsidiaries’ corporate existence and good standing in their respective jurisdictions of formation, shall maintain qualification and good standing in each other jurisdiction in which the failure to so qualify would reasonably be expected to have a Material Adverse Effect, and shall furnish to Bank the organizational identification number issued to Borrower by the authorities of the jurisdiction in which Borrower is organized, if applicable. Borrower shall meet, and shall cause each Subsidiary to meet, the minimum funding requirements of ERISA with respect to any employee benefit plans subject to ERISA. Borrower shall comply, and shall cause each Subsidiary to comply, with all statutes, laws, ordinances and government rules and regulations to which it is subject, and shall maintain, and shall cause each of its Subsidiaries to maintain, in force all licenses, approvals and agreements, the loss of which or failure to comply with which would reasonably be expected to have a Material Adverse Effect.

6.2 Financial Statements, Reports, Certificates. Borrower shall deliver to Bank: (i) as soon as available, but in any event within 30 days after the end of each calendar month, a company prepared consolidated and consolidating balance sheet and income statement covering Borrowers’ operations during such period, including a net worth reconciliation and accounting for maintenance of minimum, state mandated capital requirements (where required), and including copies of bank account statements for any Cash held outside of Bank, in a form reasonably acceptable to Bank and certified by a Responsible Officer; (ii) as soon as available, but in any event within 150 days after the end of Borrower’s fiscal year, audited consolidated and consolidating financial statements of Borrower prepared in accordance with GAAP, consistently applied, together with an opinion which is either unqualified, qualified only for going concern so long as Borrower’s investors provide additional equity as needed or otherwise consented to in writing by Bank on such financial statements of an independent certified public accounting firm reasonably acceptable to Bank; (iii) if applicable, copies of all statements, reports and notices sent or made available generally by a Borrower to its security holders or to any holders of Subordinated Debt and all reports on Forms 10-K and 10-Q filed with the Securities and Exchange Commission; (iv) promptly upon receipt of notice thereof, a report of any legal actions pending or threatened against a Borrower or any Subsidiary that could reasonably be expected to result in damages or costs to a Borrower or any Subsidiary of $500,000 or more; (v) promptly upon receipt, each management letter prepared by Borrower’s independent certified public accounting firm regarding Borrower’s management control systems; (vi) such budgets, sales projections, operating plans or other financial information generally prepared by a Borrower in the ordinary course of business as Bank may reasonably request from time to time; (vii) within 30 days of the last day of each fiscal quarter, a report signed by

Parent, in form reasonably acceptable to Bank, listing any applications or registrations that a Borrower has made or filed in respect of any Patents, Copyrights or Trademarks and the status of any outstanding applications or registrations, as well as any material change in Borrower’s Intellectual Property Collateral, including but not limited to any subsequent ownership right of Borrower in or to any Trademark, Patent or Copyright not specified in Exhibits A, B, and C of any Intellectual Property Security Agreement delivered to Bank by such Borrower in connection with this Agreement and (viii) as soon as available, but in any event no later than December 15th of each year, a Board approved, fully-funded operating plan of Borrower for the following year, acceptable to Bank.

(a) Within 45 days after the last day of each calendar quarter, Parent shall deliver to Bank (i) a Compliance Certificate (which shall certify compliance with the covenants contained herein and all state governing body rules and regulations) certified as of the last day of the applicable month and signed by a Responsible Officer in substantially the form of Exhibit D hereto and (ii) a report of 12 month average claims ratios by state and 12 month average combined claims ratio with respect to Borrowers’ insurance policies and signed by a Responsible Officer.

(b) Within 45 days after the last day of each calendar quarter, Parent shall deliver to Bank copies of all NAIC Quarterly Statements as required by each state in which Borrowers and its Subsidiaries conduct business.

(c) As soon as possible and in any event within 3 calendar days after becoming aware of the occurrence or existence of an Event of Default hereunder, a written statement of a Responsible Officer setting forth details of the Event of Default, and the action which Borrower has taken or proposes to take with respect thereto.

(d) As soon as possible and in any event within 3 calendar days after becoming aware of any Borrower having a combined claims ratio in the United States falling in a variance that is at least 10% higher than the agreed upon ratios in Borrowers’ business plan which has been submitted to and approved by Bank in writing, a written statement of a Responsible Officer presenting a plan to rectify such variance, such plan to be reasonably acceptable to Bank.

(e) Bank (through any of its officers, employees, or agents) shall have the right, upon reasonable prior notice, from time to time during Borrower’s usual business hours but no more than twice a year (unless an Event of Default has occurred and is continuing), to inspect Borrower’s Books and to make copies thereof and to check, test, inspect, audit and appraise the Collateral at Borrower’s expense (not to exceed $7,500 per year as long as no Event of Default has occurred and is continuing) in order to verify Borrower’s financial condition or the amount, condition of, or any other matter relating to, the Collateral.

(f) Within 5 days after the last day of each month, Parent shall deliver to Bank a report of Cash held by the Insurance Company Subsidiary.

(g) Within 30 days after the last day of each calendar quarter, Parent shall deliver to Bank a status report on rate increase requests pending and to be initiated.

Borrower may deliver to Bank on an electronic basis any certificates, reports or information required pursuant to this Section 6.2, and Bank shall be entitled to rely on the information contained in the electronic files, provided that Bank in good faith believes that the files were delivered by a Responsible Officer. Borrower shall include a submission date on any certificates and reports to be delivered electronically.

6.3 Inventory and Equipment; Returns. Borrower shall keep all Inventory and Equipment in good and merchantable condition, free from all material defects except for Inventory and Equipment (i) sold in the ordinary course of business, and (ii) for which adequate reserves have been made, in all cases in the United States and such other locations as to which Borrower gives prior written notice. Returns and allowances, if any, as between Borrower and its account debtors shall be on the same basis and in accordance with the usual customary practices of Borrower, as they exist on the Closing Date. Borrower shall promptly notify Bank of all returns and recoveries and of all disputes and claims involving inventory having a book value of more than $250,000.

6.4 Taxes. Borrower shall make, and cause each Subsidiary to make, due and timely payment or deposit of all material federal, state, provincial, municipal and local taxes, assessments, or contributions required of it by law, including, but not limited to, those laws concerning income taxes, F.I.C.A., F.U.T.A. and state disability, and will execute and deliver to Bank, on demand, proof satisfactory to Bank indicating that Borrower or a Subsidiary has made such payments or deposits and any appropriate certificates attesting to the payment or deposit thereof; provided that Borrower or a Subsidiary need not make any payment if the amount or validity of such payment is contested in good faith by appropriate proceedings and is reserved against (to the extent required by GAAP) by Borrower or such Subsidiary.

6.5 Insurance. Borrower, at its expense, shall (i) keep the Collateral insured against loss or damage, and (ii) maintain liability and other insurance, in each case in as ordinarily insured against by other owners in businesses similar to Borrower’s. All such policies of insurance shall be in such form, with such companies, and in such amounts as reasonably satisfactory to Bank. All policies of property insurance shall contain a lender’s loss payable endorsement, in a form satisfactory to Bank, showing Bank as an additional loss payee, and all liability insurance policies shall show Bank as an additional insured and specify that the insurer must give at least 20 days notice to Bank before canceling its policy for any reason. Upon Bank’s request, Borrower shall deliver to Bank certified copies of the policies of insurance and evidence of all premium payments. Proceeds payable under any casualty policy will, at Borrower’s option, be payable to Borrower to replace the property subject to the claim, provided that any such replacement property shall be deemed Collateral in which Bank has been granted a first priority security interest, provided that if an Event of Default has occurred and is continuing, all proceeds payable under any such policy shall, at Bank’s option, be payable to Bank to be applied on account of the Obligations.

6.6 Accounts. With the exception of cash and investments required to be maintained outside Bank or Bank’s Affiliates due to regulatory restrictions (including, without limitation, cash and other assets and investments held in Trust Accounts), Borrower and each of its Subsidiaries shall maintain all of its cash with Bank or Bank’s Affiliates in custodial accounts which are not objected to by state insurance regulators. Bank acknowledges that the Insurance Company Subsidiary is restricted from maintaining more than 10% of its capital and surplus at any one financial institution.

6.7 Financial Covenants. Borrower shall at all times maintain the following financial ratios and covenants:

(a) Minimum Cash. Borrower shall cause the Insurance Company Subsidiary to maintain statutory capital and surplus at all times of not less than the greater of (i) required by the Insurance Company Subsidiary or (ii) 110% of the highest capital and surplus required in any state in which the Insurance Company Subsidiary is licensed.

(b) Cash at Bank. A balance of Cash at Bank of not less than $500,000, monitored on a daily basis.

(c) Average Monthly Revenue. Beginning with the reporting period ending April 30, 2012 and measured on a rolling three months basis, Borrowers shall achieve at least the levels of average Revenues set forth in the table immediately below.

Period	Revenue
January 2012	$2,891,866
February 2012	$3,018,075
March 2012	$3,302,673
April 2012	$3,442,604
May 2012	$3,614,587
June 2012	$3,810,783
July 2012	$4,015,056
August 2012	$4,229,079
September 2012	$4,449,482
October 2012	$4,676,584
November 2012	$4,902,278
December 2012	$5,128,470

Average Monthly Revenue levels for reporting periods following December 31, 2012 will be set by Bank based upon the board approved, fully-funded operating plan to be provided by Borrower pursuant to Section 6.2(viii).

(d) Maximum EBITDA Loss/Minimum EBITDA. Measured monthly, beginning with the reporting period ended January 31, 2012, Borrowers’ consolidated EBITDA loss shall not exceed the following amounts for the respective periods:

Tested on a Rolling:	Period Ended	Maximum EBITDA Loss
1 month basis	1/31/2012	($300,000)
2 month basis	2/29/2012	($380,000)
3 month basis	3/31/2012	($590,000)
3 month basis	4/30/2012	($595,000)
3 month basis	5/31/2012	($630,000)
3 month basis	6/30/2012	($505,000)
3 month basis	7/31/2012	($171,000)
3 month basis	8/31/2012	($268,000)
3 month basis	9/30/2012	($120,000)
3 month basis	10/31/2012	($145,000)
3 month basis	11/30/2012	$250,000
3 month basis	12/31/2012	$250,000

EBITDA levels for reporting periods following December 31, 2012 will be set by Bank based upon the board approved, fully-funded operating plan to be provided by Borrower pursuant to Section 6.2(viii).

6.8 Registration of Intellectual Property Rights.

(a) Borrower shall promptly give Bank written notice of any applications or registrations of intellectual property rights filed with the United States Patent and Trademark Office or the Canadian Intellectual Property Office, including the date of such filing and the registration or application numbers, if any.

(b) Borrower shall (i) give Bank not less than 30 days prior written notice of the filing of any applications or registrations with the United States Copyright Office or the Canadian Intellectual Property Office, including the title of such intellectual property rights to be registered, as such title will appear on such applications or registrations, and the date such applications or registrations will be filed; (ii) prior to the filing of any such applications or registrations, execute such documents as Bank may reasonably request for Bank to maintain its perfection in such intellectual property rights to be registered by Borrower; (iii) upon the request of Bank, either deliver to Bank or file such documents simultaneously with the filing of any such applications or registrations; (iv) upon filing any such applications or registrations, promptly provide Bank with a copy of such applications or registrations together with any exhibits, evidence of the filing of any documents requested by Bank to be filed for Bank to maintain the perfection and priority of its security interest in such intellectual property rights, and the date of such filing.

(c) Borrower shall execute and deliver such additional instruments and documents from time to time as Bank shall reasonably request to perfect and maintain the perfection and priority of Bank’s security interest in the Intellectual Property Collateral.

(d) Borrower shall (i) protect, defend and maintain the validity and enforceability of the trade secrets, Trademarks, Patents and Copyrights (other than those which have no value or only de minimis value), (ii) use commercially reasonable efforts to detect infringements of the Trademarks, Patents and Copyrights (other than those which have no value or only de minimis value) and promptly advise Bank in writing of material infringements detected and (iii) not allow any material Trademarks, Patents or Copyrights to be abandoned, forfeited or dedicated to the public without the written consent of Bank, which shall not be unreasonably withheld or delayed.

(e) Bank shall have the right, but not the obligation, to take, at Borrower’s sole expense, any actions that Borrower is required under this Section 6.8 to take but which Borrower fails to take, after 15 days’ notice to Borrower. Borrower shall reimburse and indemnify Bank for all reasonable costs and reasonable expenses incurred in the reasonable exercise of its rights under this Section 6.8.

6.9 Consent of Inbound Licensors. Prior to entering into or becoming bound by any material inbound license or agreement, Borrower shall: (i) provide written notice to Bank of the material terms of such license or agreement with a description of its likely impact on Borrower’s business or financial condition; and (ii) in good faith use commercially reasonable efforts to obtain the consent of, or waiver by, any person whose consent or waiver is necessary for Borrower’s interest in such licenses or contract rights to be deemed Collateral and for Bank to have a security interest in it that might otherwise be restricted by the terms of the applicable license or agreement, whether now existing or entered into in the future, provided, however, that the failure to obtain any such consent or waiver shall not constitute a default under this Agreement.

6.10 Capital, Licensing and Compliance Requirements; Financial Covenants. Borrower and each Subsidiary shall maintain compliance with all capital requirements, financial covenants and other licensing and compliance requirements as required by each state and/or province in which Borrower or a Subsidiary conducts business.

6.11 Further Assurances. At any time and from time to time Borrower shall execute and deliver such further instruments and take such further action as may reasonably be requested by Bank to effect the purposes of this Agreement.

7. NEGATIVE COVENANTS.

Each Borrower covenants and agrees that, so long as any credit hereunder shall be available and until the outstanding Obligations are paid in full or for so long as Bank may have any commitment to make any Credit Extensions, such Borrower will not do any of the following without Bank’s prior written consent, which shall not be unreasonably withheld:

7.1 Dispositions. Convey, sell, lease, license, transfer or otherwise dispose of (collectively, to “Transfer”), or permit any of its Subsidiaries to Transfer, all or any part of its business or property, or move cash balances on deposit with Bank to accounts opened at another financial institution, other than Permitted Transfers.

7.2 Change in Name, Location, Executive Office, or Executive Management; Change in Business; Change in Fiscal Year; Change in Control. Change its name or the state or jurisdiction of Borrower’s formation or relocate its chief executive office without 30 days prior written notification to Bank; replace its chief executive officer or chief financial officer without providing written notification to Bank within 2 days thereafter; engage in any business, or permit any of its Subsidiaries to engage in any business, other than or reasonably related or incidental to the businesses currently engaged in by Borrower; change its fiscal year end; have a Change in Control; or suffer a change on Borrower’s board of directors which results in the failure of at least one Managing Director or General Partner of Maveron or its Affiliates to be a voting member of such board of directors, without the prior written consent of Bank which may be withheld in Bank’s sole discretion.

7.3 Mergers or Acquisitions. Merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with or into any other business organization (other than mergers or consolidations of a Subsidiary into another Subsidiary or into Borrower), or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person except where (a) each of the following conditions is applicable: (i) the consideration paid in connection with such transactions (including assumption of liabilities) does not in the aggregate exceed $500,000 during any fiscal year, (ii) no Event of Default has occurred, is continuing or would exist after giving effect to such transactions, (iii) such transactions do not result in a Change in Control, and (iv) a Borrower is the surviving entity; or (b) the Obligations are repaid in full concurrently with the closing of any merger or consolidation of Borrower in which Borrower is not the surviving entity.

7.4 Indebtedness. Create, incur, assume, guarantee or be or remain liable with respect to any Indebtedness, or permit any Subsidiary so to do, other than Permitted Indebtedness, or prepay any Indebtedness or take any actions which impose on Borrower an obligation to prepay any Indebtedness, except Indebtedness to Bank.

7.5 Encumbrances. Create, incur, assume or allow any Lien with respect to its property, or assign or otherwise convey any right to receive income, including the sale of any Accounts, or permit any of its Subsidiaries so to do, except for Permitted Liens, or covenant to any other Person (other than (i) the licensors of in-licensed property with respect to such property or (ii) the lessors of specific equipment or lenders financing specific equipment with respect to such leased or financed equipment) that Borrower in the future will refrain from creating, incurring, assuming or allowing any Lien with respect to any of Borrower’s property.

7.6 Distributions. Pay any dividends or make any other distribution or payment on account of or in redemption, retirement or purchase of any capital stock, except that Borrower may (i) repurchase the stock of former employees pursuant to stock repurchase agreements as long as an Event of Default does not exist prior to such repurchase or would not exist after giving effect to such repurchase, (ii) repurchase the stock of former employees pursuant to stock repurchase agreements by the cancellation of indebtedness owed by such former employees to Borrower regardless of whether an Event of Default exists; and (iii) pay dividends in common stock of Borrower.

7.7 Investments. Directly or indirectly acquire or own, or make any Investment in or to any Person, or permit any of its Subsidiaries so to do, other than Permitted Investments, or maintain or invest any of its Investment Property with a Person other than Bank or Bank’s Affiliates or permit any Subsidiary to do so unless such Person has entered into a control agreement with Bank, in form and substance satisfactory to Bank, or suffer or permit any Subsidiary to be a party to, or be bound by, an agreement (other than this Agreement) that restricts such Subsidiary from paying dividends or otherwise distributing property to Borrower.

7.8 Transactions with Affiliates. Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of Borrower except for transactions that are in the ordinary course of Borrower’s business, upon fair and reasonable terms that are no less favorable to Borrower than would be obtained in an arm’s length transaction with a non-affiliated Person.

7.9 Subordinated Debt. Make any payment in respect of any Subordinated Debt, or permit any of its Subsidiaries to make any such payment, except in compliance with the terms of such Subordinated Debt, or amend any provision affecting Bank’s rights contained in any documentation relating to the Subordinated Debt without Bank’s prior written consent.

7.10 Inventory and Equipment. Store the Inventory or the Equipment of a book value in excess of $100,000 with a bailee, warehouseman, or similar third party unless the third party has been notified of Bank’s security interest and Bank (a) has received an acknowledgment from the third party that it is holding or will hold the Inventory or Equipment for Bank’s benefit or (b) is in possession of the warehouse receipt, where negotiable, covering such Inventory or Equipment. Except for Inventory sold in the ordinary course of business, movable items of personal property such as laptop computers having an aggregate book value not in excess of $100,000 and except for such other locations as Bank may approve in writing, Borrower shall keep the Inventory and Equipment only at the location set forth in Section 10 and such other locations of which Borrower gives Bank prior written notice and as to which Bank is able to take such actions as may be necessary needed to perfect its security interest or to obtain a bailee’s acknowledgment of Bank’s rights in the Collateral.

7.11 No Investment Company; Margin Regulation. Become or be controlled by an “investment company,” within the meaning of the Investment Company Act of 1940, or become principally engaged in, or undertake as one of its important activities, the business of extending credit for the purpose of purchasing or carrying margin stock, or use the proceeds of any Credit Extension for such purpose.

7.12 Insurance Company Subsidiary Capital Withdrawals. Permit any withdrawals of capital from the Insurance Company Subsidiary.

7.13 Canadian Subsidiaries. Borrower shall conduct no business operations in its 2 Canadian subsidiaries Vetinsurance Holding Company, ULC (Canada) and Vetinsurance Ltd. (Canada). Neither Vetinsurance Holding Company, ULC (Canada) nor Vetinsurance Ltd. (Canada) shall hold more than $50,000 in current assets.

8. EVENTS OF DEFAULT.

Any one or more of the following events shall constitute an Event of Default by Borrowers under this Agreement:

8.1 Payment Default. If a Borrower fails to pay any of the Obligations when due;

8.2 Covenant Default.

(a) If a Borrower fails to perform any obligation under Sections 6.2, 6.4, 6.5, 6.6, 6.7 or 6.10 or violates any of the covenants contained in Article 7 of this Agreement; or

(b) If a Borrower fails or neglects to perform or observe any other material term, provision, condition, covenant contained in this Agreement, in any of the Loan Documents, or in any other present or future agreement between a Borrower and Bank and as to any default under such other term, provision, condition or covenant that can be cured, has failed to cure such default within 15 days after a Borrower receives notice thereof or any officer of a Borrower becomes aware thereof; provided, however, that if the default cannot by its nature be cured within the 15 day period or cannot after diligent attempts by Borrowers be cured within such 15 day period, and such default is likely to be cured within a reasonable time, then Borrowers shall have an additional reasonable period (which shall not in any case exceed 30 days) to attempt to cure such default, and within such reasonable time period the failure to have cured such default shall not be deemed an Event of Default but no Credit Extensions will be made;

8.3 Material Adverse Change. If there occurs any circumstance or circumstance any circumstances which would reasonably be expected to have a Material Adverse Effect;

8.4 Attachment. If any material portion of a Borrower’s assets is attached, seized, subjected to a writ or distress warrant, or is levied upon, or comes into the possession of any trustee, receiver or person acting in a similar capacity and such attachment, seizure, writ or distress warrant or levy has not been removed, discharged or rescinded within 15 days, or if a Borrower is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs, or if a judgment or other claim becomes a lien or encumbrance upon any material portion of a Borrower’s assets, or if a notice of lien, levy, or assessment is filed of record with respect to any material portion of a Borrower’s assets by the United States Government or Canadian Government, or any department, agency, or instrumentality thereof, or by any state, provincial, county, municipal, or governmental agency, and the same is not paid within 15 days after such Borrower receives notice thereof, provided that none of the foregoing shall constitute an Event of Default where such action or event is stayed or an adequate bond has been posted pending a good faith contest by such Borrower (provided that no Credit Extensions will be made during such cure period);

8.5 Insolvency. If a Borrower becomes insolvent, or if an Insolvency Proceeding is commenced by a Borrower, or if an Insolvency Proceeding is commenced against Borrower and is not dismissed or stayed within 45 days (provided that no Credit Extensions will be made prior to the dismissal of such Insolvency Proceeding);

8.6 Other Agreements. If there is a default or other failure to perform in any agreement to which a Borrower is a party with a third parry or parties resulting in a right by such third party or parties, whether or not exercised, to accelerate the maturity of any Indebtedness in an amount in excess of $500,000 or that would reasonably be expected to have a Material Adverse Effect;

8.7 Judgments. If a final, uninsured judgment or judgments for the payment of money in an amount, individually or in the aggregate, of at least $500,000 shall be rendered against a Borrower and shall remain unsatisfied and unstayed for a period of 15 days (provided that no Credit Extensions will be made prior to the satisfaction or stay of the judgment); or

8.8 Misrepresentations. If any material misrepresentation or material misstatement exists now or hereafter in any warranty or representation set forth herein or in any certificate delivered to Bank by any Responsible Officer pursuant to this Agreement or to induce Bank to enter into this Agreement or any other Loan Document.

8.9 Guaranty. If any guaranty of all or a portion of the Obligations (a “Guaranty) ceases for any reason to be in full force and effect, or any guarantor fails to perform any obligation under any Guaranty or a security agreement securing any Guaranty (collectively, the “Guaranty Documents”), or any event of default occurs under any Guaranty Document or any guarantor revokes or purports to revoke a Guaranty, or any material misrepresentation or material misstatement exists now or hereafter in any warranty or representation set forth in any Guaranty Document or in any certificate delivered to Bank in connection with any Guaranty Document, or if any of the circumstances described in Sections 8.3 through 8.9 occur with respect to any guarantor.

9. BANK’S RIGHTS AND REMEDIES.

9.1 Rights and Remedies. Upon the occurrence and during the continuance of an Event of Default, Bank may, at its election, without notice of its election and without demand, do any one or more of the following, all of which are authorized by Borrowers:

(a) Declare all Obligations, whether evidenced by this Agreement, by any of the other Loan Documents, or otherwise, immediately due and payable (provided that upon the occurrence of an Event of Default described in Section 8.5 (insolvency), all Obligations shall become immediately due and payable without any action by Bank);

(b) Cease advancing money or extending credit to or for the benefit of Borrowers under this Agreement or under any other agreement between a Borrower and Bank;

(c) Settle or adjust disputes and claims directly with account debtors for amounts, upon terms and in whatever order that Bank reasonably considers advisable;

(d) Make such payments and do such acts as Bank considers necessary or reasonable to protect its security interest in the Collateral. Borrowers agree to assemble the Collateral if Bank so requires, and to make the Collateral available to Bank as Bank may designate. Borrowers authorize Bank to enter the premises where the Collateral is located, to take and maintain possession of the Collateral, or any part of it, and to pay, purchase, contest, or compromise any encumbrance, charge, or lien which in Bank’s determination appears to be prior or superior to its security interest and to pay all expenses incurred in connection therewith. With respect to any of a Borrower’s owned premises, Borrowers hereby grants Bank a license to enter into possession of such premises and to occupy the same, without charge, in order to exercise any of Bank’s rights or remedies provided herein, at law, in equity, or otherwise;

(e) Set off and apply to the Obligations any and all (i) balances and deposits of Borrower held by Bank, and (ii) indebtedness at any time owing to or for the credit or the account of a Borrower held by Bank;

(f) Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein) the Collateral. Bank is hereby granted a license or other right, solely pursuant to the provisions of this Section 9.1, to use, without charge, Borrowers’ labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Bank’s exercise of its rights under this Section 9.1, Borrowers’ rights under all licenses and all franchise agreements shall inure to Bank’s benefit;

(g) Sell the Collateral at either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including Borrowers’ premises) as Bank determines is commercially reasonable, and apply any proceeds to the Obligations in whatever manner or order Bank deems appropriate. Bank may sell the Collateral without giving any warranties as to the Collateral. Bank may specifically disclaim any warranties of title or the like. This procedure will not be considered adversely to affect the commercial reasonableness of any sale of the Collateral. If Bank sells any of the Collateral upon credit, Borrowers will be credited only with payments actually made by the purchaser, received by Bank, and applied to the indebtedness of the purchaser. If the purchaser fails to pay for the Collateral, Bank may resell the Collateral and Borrowers shall be credited with the proceeds of the sale;

(h) Bank may credit bid and purchase at any public sale;

(i) Apply for the appointment of a receiver, receiver/manager, trustee, liquidator or conservator of the Collateral, without notice and without regard to the adequacy of the security for the Obligations and without regard to the solvency of any Borrower, any guarantor or any other Person liable for any of the Obligations; and

(j) Any deficiency that exists after disposition of the Collateral as provided above will be paid immediately by Borrowers.

Bank may comply with any applicable state, provincial or federal law requirements in connection with a disposition of the Collateral and compliance will not be considered adversely to affect the commercial reasonableness of any sale of the Collateral.

9.2 Power of Attorney. Effective only upon the occurrence and during the continuance of an Event of Default, Borrowers hereby irrevocably appoints Bank (and any of Bank’s designated officers, or employees) as Borrowers’ true and lawful attorney to: (a) send requests for verification of Accounts or notify account debtors of Bank’s security interest in the Accounts; (b) endorse each Borrower’s name on any checks or other forms of payment or security that may come into Bank’s possession; (c) sign each Borrower’s name on any invoice or bill of lading relating to any Account, drafts against account debtors, schedules and assignments of Accounts, verifications of Accounts, and notices to account debtors; (d) dispose of any Collateral; (e) make, settle, and adjust all claims under and decisions with respect to a Borrower’s policies of insurance; (f) settle and adjust disputes and claims respecting the accounts directly with account debtors, for amounts and upon terms which Bank determines to be reasonable; (g) enter into a short-form intellectual property security agreement consistent with the terms of this Agreement for recording purposes only or modify, in its sole discretion, any intellectual property security agreement entered into between a Borrower and Bank without first obtaining such Borrower’s approval of or signature to such modification by amending Exhibits A, B, and C, thereof, as appropriate, to include reference to any right, title or interest in any Copyrights, Patents or Trademarks acquired by a Borrower after the execution hereof or to delete any reference to any right, title or interest in any Copyrights, Patents or Trademarks in which a Borrower no longer has or claims to have any right, title or interest; and (h) file, in its sole discretion, one or more financing or continuation statements and amendments thereto, relative to any of the Collateral without the signature of Borrower where permitted by law; provided Bank may exercise such power of attorney to sign the name of Borrower on any of the documents described in clauses (g) and (h) above, regardless of whether an Event of Default has occurred. The appointment of Bank as each Borrower’s attorney in fact, and each and every one of Bank’s rights and powers, being coupled with an interest, is irrevocable until all of the Obligations have been fully repaid and performed and Bank’s obligation to provide advances hereunder is terminated.

9.3 Accounts Collection. At any time after the occurrence and during the continuation of an Event of Default, Bank may notify any Person owing funds to a Borrower of Bank’s security interest in such funds and verify the amount of such Account. Borrowers shall collect all amounts owing to Borrower for Bank, receive in trust all payments as Bank’s trustee, and immediately deliver such payments to Bank in their original form as received from the account debtor, with proper endorsements for deposit.

9.4 Bank Expenses. If a Borrower fails to pay any amounts or furnish any required proof of payment due to third persons or entities, as required under the terms of this Agreement, then Bank may do any or all of the following after reasonable notice to Borrowers: (a) make payment of the same or any part thereof; (b) set up such reserves under the Revolving Line as Bank deems necessary to protect Bank from the exposure created by such failure; or (c) obtain and maintain insurance policies of the type discussed in Section 6.5 of this Agreement, and take any action with respect to such policies as Bank deems prudent. Any amounts so paid or deposited by Bank shall constitute Bank Expenses, shall be immediately due and payable, and shall bear interest at the then applicable rate hereinabove provided, and shall be secured by the Collateral. Any payments made by Bank shall not constitute an agreement by Bank to make similar payments in the future or a waiver by Bank of any Event of Default under this Agreement.

9.5 Bank’s Liability for Collateral. Bank has no obligation to clean up or otherwise prepare the Collateral for sale. All risk of loss, damage or destruction of the Collateral shall be borne by Borrowers.

9.6 No Obligation to Pursue Others. Bank has no obligation to attempt to satisfy the Obligations by collecting them from any other person liable for them and Bank may release, modify or waive any collateral provided by any other Person to secure any of the Obligations, all without affecting Bank’s rights against Borrowers. Each Borrower waives any right it may have to require Bank to pursue any other Person for any of the Obligations.

9.7 Remedies Cumulative. Bank’s rights and remedies under this Agreement, the Loan Documents, and all other agreements shall be cumulative. Bank shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by Bank of one right or remedy shall be deemed an election, and no waiver by Bank of any Event of Default on a Borrower’s part shall be deemed a continuing waiver. No delay by Bank shall constitute a waiver, election, or acquiescence by it. No waiver by Bank shall be effective unless made in a written document signed on behalf of Bank and then shall be effective only in the specific instance and for the specific purpose for which it was given. Each Borrower expressly agrees that this Section 9.7 may not be waived or modified by Bank by course of performance, conduct, estoppel or otherwise.

9.8 Demand; Protest. Except as otherwise provided in this Agreement, each Borrower waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment and any other notices relating to the Obligations.

10. NOTICES.

Unless otherwise provided in this Agreement, all notices or demands by any party relating to this Agreement or any other agreement entered into in connection herewith shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by a recognized overnight delivery service, certified mail, postage prepaid, return receipt requested, or by telefacsimile to Borrowers or to Bank, as the case may be, at its addresses set forth below:

If to Borrowers:	VETINSURANCE INTERNATIONAL, INC.
on behalf of all Borrowers
5245 Shilshole Avenue NW
Seattle, WA 98107-4833
Attn:
FAX: ( )

If to Bank:	Square 1 Bank
406 Blackwell Street, Suite 240
Crowe Building
Durham, NC 27701
Attn: Manager
FAX: (919) 314-3080

with a copy to:	Square 1 Bank
701 5th Avenue, Suite 7170
Seattle WA 98104
Attn: Tom Reimer - Vice President, Venture Banker
FAX: (206) 812-4253

The parties hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other.

11. CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER.

This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of North Carolina, without regard to principles of conflicts of law. Jurisdiction shall lie in the State of North Carolina. All disputes, controversies, claims, actions and similar proceedings arising with respect to Borrowers’ accounts or any related agreement or transaction shall be brought in the General Court of Justice of North Carolina sitting in Durham County, North Carolina or the United States District Court for the Middle District of North Carolina, except as provided below with respect to arbitration of such matters. BANK AND EACH BORROWER EACH ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL ONE, BUT THAT IT MAY BE WAIVED. EACH OF THEM, AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT, WITH COUNSEL OF THEIR CHOICE, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY RELATED INSTRUMENT OR LOAN DOCUMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY COURSE OF CONDUCT, DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN), OR ACTION OF ANY OF THEM. THESE PROVISIONS SHALL NOT BE DEEMED TO HAVE BEEN MODIFIED IN ANY RESPECT OR RELINQUISHED BY BANK OR ANY BORROWER, EXCEPT BY A WRITTEN INSTRUMENT EXECUTED BY EACH OF THEM. If the jury waiver set forth in this Section 11 is not enforceable, then any dispute, controversy, claim, action or similar proceeding arising out of or relating to this Agreement, the Loan Documents or any of the transactions contemplated therein shall be settled by final and binding arbitration held in Durham County, North Carolina in accordance with the then current Commercial Arbitration Rules of the American Arbitration Association by one arbitrator appointed in accordance with those rules. The arbitrator shall apply North Carolina law to the resolution of any dispute, without reference to rules of conflicts of law or rules of statutory arbitration. Judgment upon any award resulting from arbitration may be entered into and enforced by any state or federal court having jurisdiction thereof. Notwithstanding the foregoing, the parties may apply to any court of competent jurisdiction for preliminary or interim equitable relief, or to compel arbitration in accordance with this Section. The costs and expenses of the arbitration, including without limitation, the arbitrator’s fees and expert witness fees, and reasonable attorneys’ fees, incurred by the parties to the arbitration may be awarded to the prevailing party, in the discretion of the arbitrator, or may be apportioned between the parties in any manner deemed appropriate by the arbitrator. Unless and until the arbitrator decides that one party is to pay for all (or a share) of such costs and expenses, both parties shall share equally in the payment of the arbitrator’s fees as and when billed by the arbitrator.

12. GENERAL PROVISIONS.

12.1 Successors and Assigns. This Agreement shall bind and inure to the benefit of the respective successors and permitted assigns of each of the parties and shall bind all persons who become bound as a debtor to this Agreement; provided, however, that neither this Agreement nor any rights hereunder may be assigned by Borrower without Bank’s prior written consent, which consent may be granted or withheld in Bank’s sole discretion. Bank shall have the right without the consent of or notice to Borrowers to sell, transfer, negotiate, or grant participation in all or any part of, or any interest in, Bank’s obligations, rights and benefits hereunder.

12.2 Indemnification. Each Borrower shall defend, indemnify and hold harmless Bank and its officers, employees, and agents against: (a) all obligations, demands, claims, and liabilities claimed or asserted by any other party in connection with the transactions contemplated by this Agreement; and (b) all losses or Bank Expenses in any way suffered; incurred, or paid by Bank, its officers, employees and agents as a result of or in any way arising out of, following, or consequential to transactions between Bank and a Borrower whether under this Agreement, or otherwise (including without limitation reasonable attorneys fees and expenses), except for losses caused by Bank’s gross negligence or willful misconduct.

12.3 Time of Essence. Time is of the essence for the performance of all obligations set forth in this Agreement.

12.4 Severability of Provisions. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

12.5 Amendments in Writing, Integration. All amendments to or terminations of this Agreement or the other Loan Documents must be in writing. All prior agreements, understandings, representations, warranties, and negotiations between the parties hereto with respect to the subject matter of this Agreement and the other Loan Documents, if any, are merged into this Agreement and the Loan Documents.

12.6 Counterparts. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement.

12.7 Survival. All covenants, representations and warranties made in this Agreement shall continue in full force and effect so long as any Obligations remain outstanding or Bank has any obligation to make any Credit Extension to a Borrower. The obligations of Borrowers to indemnify Bank with respect to the expenses, damages, losses, costs and liabilities described in Section 12.2 shall survive until all applicable statute of limitations periods with respect to actions that may be brought against Bank have run.

12.8 Confidentiality. In handling any confidential information, Bank and all employees and agents of Bank shall exercise the same degree of care that Bank exercises with respect to its own proprietary information of the same types to maintain the confidentiality of any non-public information thereby received or received pursuant to this Agreement except that disclosure of such information may be made (i) to the subsidiaries or Affiliates of Bank in connection with their present or prospective business relations with Borrowers, (ii) to prospective transferees or purchasers of any interest in the Credit Extensions, provided that they have entered into a comparable confidentiality agreement in favor of Borrowers and have delivered a copy to Borrowers, (iii) as required by law, regulations, rule or order, subpoena, judicial order or similar order, (iv) as may be required in connection with the examination, audit or similar investigation of Bank and (v) as Bank may determine in connection with the enforcement of any remedies hereunder. Confidential information hereunder shall not include information that either: (a) is in the public domain or in the knowledge or possession of Bank when disclosed to Bank, or becomes part of the public domain after disclosure to Bank through no fault of Bank; or (b) is disclosed to Bank by a third party, provided Bank does not have actual knowledge that such third party is prohibited from disclosing such information.

12.9 Effect of Amendment and Restatement. Except as otherwise set forth herein, this Agreement is intended to and does completely amend and restate, without novation, the Original Agreement. All security interests granted under the Original Agreement are hereby confirmed and ratified and shall continue to secure all Obligations under this Agreement.

13. CO-BORROWER PROVISIONS.

13.1 Primary Obligation. This Agreement is a primary and original obligation of each Borrower and shall remain in effect notwithstanding future changes in conditions, including any change of law or any invalidity or irregularity in the creation or acquisition of any Obligations or in the execution or delivery of any agreement between Bank and any Borrower. Each Borrower shall be liable for existing and future Obligations as fully as if all of all Credit Extensions were advanced to such Borrower. Bank may rely on any certificate or representation made by any Borrower as made on behalf of, and binding on, all Borrowers, including without limitation Disbursement Request Forms, Borrowing Base Certificates and Compliance Certificates.

13.2 Enforcement of Rights. Borrowers are jointly and severally liable for the Obligations and Bank may proceed against one or more of the Borrowers to enforce the Obligations without waiving its right to proceed against any of the other Borrowers.

13.3 Borrowers as Agents. Each Borrower appoints the other Borrower as its agent with all necessary power and authority to give and receive notices, certificates or demands for and on behalf of both Borrowers, to act as disbursing agent for receipt of any Credit Extensions on behalf of each Borrower and to authorize Parent to apply to Bank on behalf of each Borrower for Credit Extensions, any waivers and any consents. This authorization cannot be revoked, and Bank need not inquire as to each Borrower’s authority to act for or on behalf of such Borrower.

13.4 Subrogation and Similar Rights. Notwithstanding any other provision of this Agreement or any other Loan Document, each Borrower irrevocably waives all rights that it may have at law or in equity (including, without limitation, any law subrogating such Borrower to the rights of Bank under the Loan Documents) to seek contribution, indemnification, or any other form of reimbursement from any other Borrower, or any other Person now or hereafter primarily or secondarily liable for any of the Obligations, for any payment made by the Borrower with respect to the Obligations in connection with the Loan Documents or otherwise and all rights that it might have to benefit from, or to participate in, any security for the Obligations as a result of any payment made by the Borrower with respect to the Obligations in connection with the Loan Documents or otherwise. Any agreement providing for indemnification, reimbursement or any other arrangement prohibited under this Section 14.4 shall be null and void. If any payment is made to a Borrower in contravention of this Section 14.4, such Borrower shall hold such payment in trust for Bank and such payment shall be promptly delivered to Bank for application to the Obligations, whether matured or unmatured.

13.5 Waivers of Notice. Except as otherwise provided in this Agreement, each Borrower waives notice of acceptance hereof; notice of the existence, creation or acquisition of any of the Obligations; notice of an Event of Default; notice of the amount of the Obligations outstanding at any time; notice of intent to accelerate; notice of acceleration; notice of any adverse change in the financial condition of any other Borrower or of any other fact that might increase the Borrower’s risk; presentment for payment; demand; protest and notice thereof as to any instrument; default; and all other notices and demands to which such Borrower would otherwise be entitled. Each Borrower waives any defense arising from any defense of any other Borrower, or by reason of the cessation from any cause whatsoever of the liability of any other Borrower. Bank’s failure at any time to require strict performance by any Borrower of any provision of the Loan Documents shall not waive, alter or diminish any right of Bank thereafter to demand strict compliance and performance therewith. Nothing contained herein shall prevent Bank from foreclosing on the Lien of any deed of trust, mortgage or other security instrument, or exercising any rights available thereunder, and the exercise of any such rights shall not constitute a legal or equitable discharge of any Borrower. Each Borrower also waives any defense arising from any act or omission of Bank that changes the scope of the Borrower’s risks hereunder.

13.6 Subrogation Defenses. Until the Obligations have been repaid in full and this Agreement has been terminated, each Borrower hereby waives any defense based on impairment or destruction of its subrogation or other rights against any other Borrower and waives all benefits which might otherwise be available to it under applicable law, as those statutory provisions are now in effect and hereafter amended, and under any other similar statutes now and hereafter in effect.

13.7 Right to Settle, Release.

(a) The liability of Borrowers hereunder shall not be diminished by (i) any agreement, understanding or representation that any of the Obligations is or was to be guaranteed by another Person or secured by other property, or (ii) any release or unenforceability, whether partial or total, of rights, if any, which Bank may now or hereafter have against any other Person, including another Borrower, or property with respect to any of the Obligations.

(b) Without affecting the liability of any Borrower hereunder, Bank may (i) compromise, settle, renew, extend the time for payment, change the manner or terms of payment, discharge the performance of, decline to enforce, or release all or any of the Obligations with respect to a Borrower, (ii) grant other indulgences to a Borrower in respect of the Obligations, (iii) modify in any manner any documents relating to the Obligations with respect to a Borrower, (iv) release, surrender or exchange any deposits or other property securing the Obligations, whether pledged by a Borrower or any other Person, or (v) compromise, settle, renew, or extend the time for payment, discharge the performance of, decline to enforce, or release all or any obligations of any guarantor, endorser or other Person who is now or may hereafter be liable with respect to any of the Obligations.

13.8 Subordination. All indebtedness of a Borrower now or hereafter arising held by another Borrower is subordinated to the Obligations and the Borrower holding the indebtedness shall take all actions reasonably requested by Lender to effect, to enforce and to give notice of such subordination.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

VETINSURANCE INTERNATIONAL, INC.

By:	/s/ Howard E. Rubin

Title:	C.O.O.

VETINSURANCE MANAGERS, INC.

By:	/s/ Howard E. Rubin

Title:	C.O.O.

SQUARE 1 BANK

By:	/s/ Illegible

Title:	AVP

[Signature Page to Amended and Restated Loan and Security Agreement]

EXHIBIT A

DEFINITIONS

“Accounts” means all presently existing and hereafter arising accounts, contract rights, payment intangibles and all other forms of obligations owing to Borrowers arising out of the sale or lease of goods (including, without limitation, the licensing of software and other technology) or the rendering of services by Borrowers and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by Borrowers and Borrowers’ Books relating to any of the foregoing.

“Advance” or “Advances” means a cash advance or cash advances under the Revolving Line.

“Agreed Currency” has the meaning set forth in Section 2.9 hereof.

“Affiliate” means, with respect to any Person, any Person that owns or controls directly or indirectly such Person, any Person that controls or is controlled by or is under common control with such Person, and each of such Person’s senior executive officers, directors, and general partners.

“Ancillary Services” means any of the following products or services requested by a Borrower and approved by Bank under the Revolving Line, including, without limitation, Automated Clearing House transactions, corporate credit card services, FX Contracts, Letters of Credit and other treasury management services.

“Ancillary Services Sublimit” means a sublimit for Ancillary Services under the Revolving Line not to exceed $500,000.

“Bank Expenses” means all reasonable costs or expenses (including reasonable attorneys’ fees and expenses) incurred in connection with the preparation, negotiation, administration, and enforcement of the Loan Documents; reasonable Collateral audit fees; and Bank’s reasonable attorneys’ fees and expenses (whether generated in-house or by outside counsel) incurred in amending, enforcing or defending the Loan Documents (including fees and expenses of appeal), incurred before, during and after an Insolvency Proceeding, whether or not suit is brought.

“Borrower’s Books” means all of a Borrower’s books and records including: ledgers; records concerning such Borrower’s assets or liabilities, the Collateral, business operations or financial condition; and all computer programs, or tape files, and the equipment, containing such information.

“Business Day” means any day that is not a Saturday, Sunday, or other day on which banks in the State of North Carolina are authorized or required to close.

Cash” means unrestricted cash and cash equivalents.

“Change in Control” shall mean a transaction in which any “person” or “group” (within the meaning of Section 13(d) and 14(d)(2) of the Securities Exchange Act of 1934) becomes the “beneficial owner” (as defined in Rule 13d¬3 under the Securities Exchange Act of 1934), directly or indirectly, of a sufficient number of shares of all classes of stock then outstanding of a Borrower ordinarily entitled to vote in the election of directors, empowering such “person” or “group” to elect a majority of the Board of Directors of a Borrower, who did not have such power before such transaction. Notwithstanding the foregoing, the sale of equity securities to Borrower’s existing venture capital investors (or other venture capital investors reasonably acceptable to Bank) in a bona fide equity financing shall not be deemed to be a Change of Control.

“Closing Date” means the date of this Agreement.

“Code” means the North Carolina Uniform Commercial Code as amended or supplemented from time to time.

“Collateral” means the property described on Exhibit B attached hereto and all Negotiable Collateral and Intellectual Property Collateral to the extent not described on Exhibit B, except to the extent any such property (i) is nonassignable by its terms without the consent of the licensor thereof or another party (but only to the extent such prohibition on transfer is enforceable under applicable law, including, without limitation, Sections 9406 and 9408 of the Code), (ii) the granting of a security interest therein is contrary to applicable law, provided that upon the cessation of any such restriction or prohibition, such property shall automatically become part of the Collateral, (iii) constitutes the capital stock of a controlled foreign corporation (as defined in the IRC), in excess of 65% of the voting power of all classes of capital stock of such controlled foreign corporations entitled to vote, or (iv) property (including any attachments, accessions or replacements) that is subject to a Lien that is permitted pursuant to clause (c) of the definition of Permitted Liens, if the grant of a security interest with respect to such property pursuant to this Agreement would be prohibited by the agreement creating such Permitted Lien or would otherwise constitute a default thereunder, provided, that such property will be deemed “Collateral” hereunder upon the termination and release of such Permitted Lien.

“Collateral Jurisdiction” means the U.S. state or Canadian province where the Collateral is located, which is Washington.

“Contingent Obligation” means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to (i) any indebtedness, lease, dividend, letter of credit or other obligation of another, including, without limitation, any such obligation directly or indirectly guaranteed, endorsed, co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable; (ii) any obligations with respect to undrawn letters of credit, corporate credit cards or merchant services issued for the account of that Person; and (iii) all obligations arising under any interest rate, currency or commodity swap agreement, interest rate cap agreement, interest rate collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; provided, however, that the term “Contingent Obligation” shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determined amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith; provided, however, that such amount shall not in any event exceed the maximum amount of the obligations under the guarantee or other support arrangement.

“Copyrights” means any and all copyright rights, copyright applications, copyright registrations and like protections in each work or authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret, now or hereafter existing, created, acquired or held.

“Credit Extension” means each Advance or any other extension of credit by Bank to or for the benefit of a Borrower hereunder.

“EBITDA” means with respect to any fiscal period an amount equal to earnings before the sum of (a) tax, plus (b) depreciation and amortization, plus (c) interest, plus (d) any non-cash expenses.

“Environmental Laws” means all laws, rules, regulations, orders and the like issued by any federal state, local foreign or other governmental or quasi-governmental authority or any agency pertaining to the environment or to any hazardous materials or wastes, toxic substances, flammable, explosive or radioactive materials, asbestos or other similar materials.

“Equipment” means all present and future machinery, equipment, tenant improvements, furniture, fixtures, vehicles, tools, parts and attachments in which a Borrower has any interest.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations thereunder.

“Event of Default” has the meaning assigned in Article 8.

“GAAP” means generally accepted accounting principles, consistently applied, as in effect from time to time.

“Indebtedness” means (a) all indebtedness for borrowed money or the deferred purchase price of property or services, including without limitation reimbursement and other obligations with respect to surety bonds and letters of credit, (b) all obligations evidenced by notes, bonds, debentures or similar instruments, (c) all capital lease obligations, and (d) all Contingent Obligations.

“Insolvency Proceeding” means any proceeding commenced by or against any Person or entity under any provision of the United States Bankruptcy Code, the Bankruptcy and Insolvency Act (Canada) or the Companies Creditors Arrangement Act (Canada), each as amended, or under any other bankruptcy or insolvency law, including assignments for the benefit of creditors, formal or informal moratoria, compositions, extension generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

“Insurance Company Subsidiary” means American Pet Insurance Company, Inc., a Delaware corporation and a wholly owned subsidiary of Parent.

“Intellectual Property Collateral” means all of a Borrower’s right, title, and interest in and to the following:

(a) Copyrights, Trademarks and Patents;

(b) Any and all trade secrets, and any and all intellectual property rights in computer software and computer software products now or hereafter existing, created, acquired or held;

(c) Any and all design rights which may be available to a Borrower now or hereafter existing, created, acquired or held;

(d) Any and all claims for damages by way of past, present and future infringement of any of the rights included above, with the right, but not the obligation, to sue for and collect such damages for said use or infringement of the intellectual property rights identified above;

(e) All licenses or other rights to use any of the Copyrights, Patents or Trademarks, and all license fees and royalties arising from such use to the extent permitted by such license or rights;

(f) All amendments, renewals and extensions of any of the Copyrights, Trademarks or Patents; and

(g) All proceeds and products of the foregoing, including without limitation all payments under insurance or any indemnity or warranty payable in respect of any of the foregoing.

“Inventory” means all present and future inventory in which a Borrower has any interest.

“Investment” means any beneficial ownership of (including stock, partnership or limited liability company interest or other securities) any Person, or any loan, advance or capital contribution to any Person.

“IRC” means the Internal Revenue Code of 1986, as amended, and the regulations thereunder.

“Letter of Credit” means a commercial or standby letter of credit or similar undertaking issued by Bank at Parent’s request.

“Lien” means any mortgage, lien, deed of trust, charge, pledge, security interest or other encumbrance.

“Loan Documents” means, collectively, this Agreement, any note or notes executed by a Borrower, and any other document, instrument or agreement entered into in connection with this Agreement, all as amended or extended from time to time; provided however, such term shall exclude the Warrant.

“Material Adverse Effect” means a material adverse effect on (i) the operations, business or financial condition of Borrowers and their Subsidiaries taken as a whole, (ii) the ability of Borrowers taken as a whole to repay the Obligations or otherwise perform their obligations under the Loan Documents, (iii) a Borrower’s interest in, or the value, perfection or priority of Bank’s security interest in the Collateral.

“Negotiable Collateral” means all of a Borrower’s present and future letters of credit of which it is a beneficiary, drafts, instruments (including promissory notes), securities, documents of title, and chattel paper, and a Borrower’s Books relating to any of the foregoing.

“Obligations” means all debt, principal, interest, Bank Expenses and other amounts owed to Bank by Borrowers pursuant to this Agreement or any other agreement, whether absolute or contingent, due or to become due, now existing or hereafter arising, including any interest that accrues after the commencement of an Insolvency Proceeding and including any debt, liability, or obligation owing from a Borrower to others that Bank may have obtained by assignment or otherwise; provided however, that such terms shall exclude any obligations of Parent arising under or in connection with the Warrant.

“Parent” means Borrower Vetinsurance International, Inc.

“Patents” means all patents, patent applications and like protections including without limitation improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same.

“Payment Currency” has the meaning set forth in Section 2.9 hereof.

“Periodic Payments” means all installments or similar recurring payments that a Borrower may now or hereafter become obligated to pay to Bank pursuant to the terms and provisions of any instrument, or agreement now or hereafter in existence between Borrowers and Bank.

“Permitted Indebtedness” means:

(a) Indebtedness of Borrowers in favor of Bank arising under this Agreement or any other Loan Document;

(b) Indebtedness existing on the Closing Date and disclosed in the Schedule;

(c) Indebtedness not to exceed $500,000 in the aggregate in any fiscal year of Borrowers secured by a lien described in clause (c) of the defined term “Permitted Liens,” provided such Indebtedness does not exceed the lesser of the cost or fair market value of the property financed with such Indebtedness;

(d) Subordinated Debt;

(e) Indebtedness to trade creditors incurred in the ordinary course of business; and

(f) Extensions, refinancings and renewals of any items of Permitted Indebtedness, provided that the principal amount is not increased or the terms modified to impose more burdensome terms upon a Borrower or its Subsidiary, as the case may be.

“Permitted Investment” means:

(a) Investments existing on the Closing Date disclosed in the Schedule;

(b) (i) Marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency or any State thereof maturing within one year from the date of acquisition thereof, (ii) commercial paper maturing no more than one year from the date of creation thereof and currently having rating of at least A-2 or P-2 from either Standard & Poor’s Corporation or Moody’s Investors Service, (iii) Bank’s certificates of deposit maturing no more than one year from the date of investment therein, and (iv) Bank’s money market accounts; (v) Investments in regular deposit or checking accounts held with Bank or subject to a control agreement in favor of Bank; and (vi) Investments consistent with any investment policy adopted by the Parent’s board of directors;

(c) Repurchases of stock from officers, consultants, employees or directors of a Borrower under the terms of applicable repurchase agreements (i) in an aggregate amount not to exceed $500,000 in any fiscal year, provided that no Event of Default has occurred, is continuing or would exist after giving effect to the repurchases, or (ii) in any amount where the consideration for the repurchase is the cancellation of indebtedness owed by such officers, consultants, employees or directors to such Borrower regardless of whether an Event of Default exists;

(d) Investments accepted in connection with Permitted Transfers;

(e) Investments of Subsidiaries in or to other Subsidiaries or a Borrower and Investments by a Borrower in Subsidiaries not to exceed $500,000 in the aggregate in any fiscal year;

(f) Investments not to exceed $500,000 outstanding in the aggregate at any time consisting of (i) travel advances and employee relocation loans and other employee loans and advances in the ordinary course of business, and (ii) loans to employees, officers or directors relating to the purchase of equity securities of a Borrower or its Subsidiaries pursuant to employee stock purchase plan agreements approved by a Borrower’s Board of Directors;

(g) Investments in unfinanced capital expenditures in any fiscal year, not to exceed 250,000;

(h) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of a Borrower’s business;

(i) Investments consisting of notes receivable of, or prepaid royalties and other credit extensions, to customers and suppliers who are not Affiliates, in the ordinary course of business, provided that this subparagraph (h) shall not apply to Investments of a Borrower in any Subsidiary;

(j) Joint ventures or strategic alliances in the ordinary course of a Borrower’s business consisting of the non-exclusive licensing of technology, the development of technology or the providing of technical support, provided that any cash Investments by Borrowers do not exceed $500,000 in the aggregate in any fiscal year; and

(k) Investments permitted under Section 7.3.

“Permitted Liens” means the following:

(a) Any Liens existing on the Closing Date and disclosed in the Schedule (excluding Liens to be satisfied with the proceeds of the Credit Extensions) or arising under this Agreement, the other Loan Documents, or any other agreement in favor of Bank;

(b) Liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings and for which the relevant Borrower maintains adequate reserves;

(c) Liens not to exceed $500,000 in the aggregate (i) upon or in any Equipment (other than Equipment financed by a Credit Extension) acquired or held by a Borrower or any of its Subsidiaries to secure the purchase price of such Equipment or indebtedness incurred solely for the purpose of financing the acquisition or lease of such Equipment, or (ii) existing on such Equipment at the time of its acquisition, provided that the Lien is confined solely to the property so acquired and improvements thereon, and the proceeds of such Equipment;

(d) Liens incurred in connection with the extension, renewal or refinancing of the indebtedness secured by Liens of the type described in clauses (a) through (c) above, provided that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness being extended, renewed or refinanced does not increase;

(e) Liens of materialmen, mechanics, warehousemen, carriers, artisans or other similar Liens arising in the ordinary course of Borrower’s business or by operation of law, which are not past due or which are being contested in good faith by appropriate proceedings and for which reserves have been established in accordance with GAAP;

(f) Deposits in the ordinary course of business under worker’s compensation, unemployment insurance, social security and other similar laws, or to secure the performance of bids, tenders or contracts (other than for the repayment of borrowed money) or to secure indemnity, performance or other similar bonds for the performance of bids, tenders or contracts (other than for the repayment of borrowed money) or to secure statutory obligations (other than liens arising under ERISA or environmental liens) or surety or appeal bonds, or to secure indemnity, performance or other similar bonds;

(g) Liens in favor of other financial institutions arising in connection with Borrower’s deposit accounts held at such institutions which are permitted by Section 6.6 hereof to secure standard fees for deposit services charged by, but not financing made available by such institutions, provided that Bank has a perfected security interest in the amounts held in such deposit accounts (other than the Trust Accounts); and

(h) Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default under Sections 8.4 (attachment) or 8.7 (judgments).

“Permitted Transfer” means the conveyance, sale, lease, transfer or disposition by a Borrower or any Subsidiary of:

(a) Inventory in the ordinary course of business;

(b) licenses and similar arrangements for the use of the property of Borrowers or their Subsidiaries in the ordinary course of business;

(c) worn-out, surplus or obsolete Equipment not financed with the proceeds of Credit Extensions;

(d) cash to accounts at financial institutions permitted by Section 6.6 hereof;

(e) grants of security interests and other Liens that constitute Permitted Liens; and

(f) other assets of Borrowers or their Subsidiaries that do not in the aggregate exceed $500,000 during any fiscal year.

“Person” means any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or governmental agency.

“Prime Rate” means the variable rate of interest, per annum, most recently announced by Bank, as its “prime rate,” whether or not such announced rate is the lowest rate available from Bank.

“Responsible Officer” means each of the Chief Executive Officer, the Chief Operating Officer, the Chief Financial Officer and the Controller of a Borrower.

“Revolving Line” means a Credit Extension of up to the lesser of (i) $12,000,000 (inclusive of any amounts outstanding under the Ancillary Services Sublimit) or (ii) the dollar amount of capital required to be held by the Insurance Company Subsidiary pursuant to regulatory requirements.

“Revolving Maturity Date” means July 24, 2014; provided however, the Revolving Maturity Date will be automatically renewed for an additional 12 month period, unless Bank provides Borrower written notice that it will not extend the Revolving Maturity Date at least 11 months prior to the then current Revolving Maturity Date.

“Schedule” means the schedule of exceptions attached hereto and approved by Bank, if any.

“Shares” means (i) sixty-five percent (65%) of the issued and outstanding capital stock, membership units or other securities owned or held of record by a Borrower in any Subsidiary of such Borrower which is not an entity organized under the laws of the United States or any territory thereof, and (ii) one hundred percent (100%) of the issued and outstanding capital stock, membership units or other securities owned or held of record by a Borrower in any Subsidiary of such Borrower which is an entity organized under the laws of the United States or any territory thereof.

“SOS Reports” means the official reports from the Secretaries of State or equivalent entity responsible for keeping such records of each Collateral Jurisdiction, the state or jurisdiction where each Borrower’s chief executive office is located, the jurisdiction of each Borrower’s formation and other applicable federal, state, provincial or local government offices identifying all current security interests filed in the Collateral and Liens of record as of the date of such report.

“Subordinated Debt” means any debt incurred by a Borrower that is subordinated in writing to the debt owing by such Borrower to Bank on terms reasonably acceptable to Bank (and identified as being such by Borrower and Bank).

“Subsidiary” means any corporation, partnership or limited liability company or joint venture in which (i) any general partnership interest or (ii) more than 50% of the stock, limited liability company interest or joint venture of which by the terms thereof ordinary voting power to elect the Board of Directors, managers or trustees of the entity, at the time as of which any determination is being made, is owned by a Borrower, either directly or through an Affiliate.

“Trademarks” means any trademark and servicemark rights, whether registered or not, applications to register and registrations of the same and like protections, and the entire goodwill of the business of a Borrower connected with and symbolized by such trademarks.

“Trust Accounts” means cash, cash equivalents and other assets and investments held by the Insurance Company Subsidiary in trust for the benefit of insurers and policyholders.

“Warrant” means the warrant issued by Parent to Bank in connection with this Agreement.

DEBTOR	VETINSURANCE INTERNATIONAL, INC.

SECURED PARTY:	SQUARE 1 BANK

EXHIBIT B

COLLATERAL DESCRIPTION ATTACHMENT TO AMENDED AND RESTATED LOAN AND

SECURITY AGREEMENT

All personal property of Borrower (herein referred to as “Borrower” or “Debtor”) whether presently existing or hereafter created or acquired, and wherever located, including, but not limited to:

(a) all accounts (including health-care-insurance receivables), chattel paper (including tangible and electronic chattel paper), deposit accounts, documents (including negotiable documents), equipment (including all accessions and additions thereto), financial assets, general intangibles (including patents, trademarks, copyrights, goodwill, payment intangibles and software), goods (including fixtures), instruments (including promissory notes), inventory (including all goods held for sale or lease or to be furnished under a contract of service, and including returns and repossessions), investment property (including securities and securities entitlements), letter of credit rights, money, and all of Debtor’s books and records with respect to any of the foregoing, and the computers and equipment containing said books and records;

(b) any and all cash proceeds and/or noncash proceeds of any of the foregoing, including, without limitation, insurance proceeds, and all supporting obligations and the security therefor or for any right to payment. All terms above have the meanings given to them in the North Carolina Uniform Commercial Code, as amended or supplemented from time to time, including revised Division 9 of the Uniform Commercial Code-Secured Transactions.

DEBTOR	VETINSURANCE MANAGERS, INC.

SECURED PARTY:	SQUARE 1 BANK

EXHIBIT B

COLLATERAL DESCRIPTION ATTACHMENT TO AMENDED AND RESTATED LOAN AND

SECURITY AGREEMENT

All personal property of Borrower (herein referred to as “Borrower” or “Debtor”) whether presently existing or hereafter created or acquired, and wherever located, including, but not limited to:

(a) all accounts (including health-care-insurance receivables), chattel paper (including tangible and electronic chattel paper), deposit accounts, documents (including negotiable documents), equipment (including all accessions and additions thereto), financial assets, general intangibles (including patents, trademarks, copyrights, goodwill, payment intangibles and software), goods (including fixtures), instruments (including promissory notes), inventory (including all goods held for sale or lease or to be furnished under a contract of service, and including returns and repossessions), investment property (including securities and securities entitlements), letter of credit rights, money, and all of Debtor’s books and records with respect to any of the foregoing, and the computers and equipment containing said books and records;

(b) any and all cash proceeds and/or noncash proceeds of any of the foregoing, including, without limitation, insurance proceeds, and all supporting obligations and the security therefor or for any right to payment. All terms above have the meanings given to them in the North Carolina Uniform Commercial Code, as amended or supplemented from time to time, including revised Division 9 of the Uniform Commercial Code-Secured Transactions.

EXHIBIT C

LOAN ADVANCE/PAYDOWN REQUEST FORM

DEADLINE FOR SAME DAY PROCESSING IS 5:30 P.M. Eastern Time*

DEADLINE FOR WIRE TRANSFERS IS 4:30 P.M., Eastern Time

*At month end and the day before a holiday, the cut off time is 1:30 P.M, Eastern Time

TO: Loan Analysis	DATE:	TIME:
FAX #:

FROM:	VETINSURANCE INTERNATIONAL, INC. and VETINSURANCE MANAGERS, INC. Borrowers’ Names	TELEPHONE REQUEST (For Bank Use Only):
The following person is authorized to request the loan payment transfer/loan advance on the designated account and is known to me.
FROM:
Authorized Signer’s Name
FROM:
	Authorized Signature (Borrower)	Authorized Request & Phone #
PHONE #:
Received by (Bank) & Phone #
FROM ACCOUNT#:
(please include Note number, if applicable)
	TO ACCOUNT #:	Authorized Signature (Bank)
(please include Note number, if applicable)

REQUESTED TRANSACTION TYPE	REQUESTED DOLLAR AMOUNT	For Bank Use Only

PRINCIPAL INCREASE* (ADVANCE)	$	Date Rec’d:
PRINCIPAL PAYMENT (ONLY)	$	Time:
		Comp. Status:	YES	NO
OTHER INSTRUCTIONS:		Status Date:
Time:
Approval:

All representations and warranties of Borrower stated in the Loan Agreement are true, correct and complete in all material respects as of the date of the telephone request for and advance confirmed by this Loan Advance/Paydown Request Form; provided, however, that those representations and warranties the date expressly referring to another date shall be true, correct and complete in all material respects as of such date.

* IS THERE A WIRE REQUEST TIED TO THIS LOAN ADVANCE? (PLEASE CIRCLE ONE)	YES	NO
If YES, the Outgoing Wire Transfer Instructions must be completed below.

OUTGOING WIRE TRANSFER INSTRUCTIONS		Fed Reference Number	Bank Transfer Number

The items marked with an asterisk (*) are required to be completed.

*Beneficiary Name
*Beneficiary Account Number
*Beneficiary Address
Currency Type		US DOLLARS ONLY
*ABA Routing Number (9 Digits)
*Receiving Institution Name
*Receiving Institution Address
*Wire Account	$

EXHIBIT D

COMPLIANCE CERTIFICATE

[Please refer to New Borrower Kit]

FIRST AMENDMENT

TO

AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

This First Amendment to Amended and Restated Loan and Security Agreement is entered into as of December 26, 2012 (the “Amendment”) by and between SQUARE 1 BANK (the “Bank”) and VETINSURANCE INTERNATIONAL, INC. and VETINSURANCE MANAGERS, INC. (each a “Borrower”, and collectively “Borrowers”).

RECITALS

Borrowers and Bank are parties to that certain Amended and Restated Loan and Security Agreement dated as of August 24, 2012 (as amended from time to time, the “Agreement”). The parties desire to amend the Agreement in accordance with the terms of this Amendment.

NOW, THEREFORE, the parties agree as follows:

1.	Bank hereby waives Borrowers’ violation of the Maximum EBITDA Loss/Minimum EBITDA covenant, as more particularly described in Section 6.7(d) of the Agreement (as in effect immediately prior to the date of this Amendment), for the reporting period ending October 31, 2012 only.

2.	Section 6.7(c) of the Agreement is hereby amended and restated, as follows:

(c) Average Monthly Revenue. Beginning with the reporting period ending April 30, 2012 and measured on a rolling three months basis, Borrowers shall achieve at least the levels of average Revenues set forth in the table immediately below.

Period	Revenue
November 2012	$4,538,904
December 2012	$4,631,283

Average Monthly Revenue levels for reporting periods following December 31, 2012 will be set by Bank based upon the board approved, fully-funded operating plan to be provided by Borrower pursuant to Section 6.2(viii).

1

3.	Section 6.7(d) of the Agreement is hereby amended and restated, as follows:

(d) Maximum EBITDA Loss/Minimum EBITDA. Measured monthly, beginning with the reporting period ended January 31, 2012, Borrowers’ consolidated EBITDA loss shall not exceed the following amounts for the respective periods:

Tested on a Rolling:	Period Ended	Maximum EBITDA Loss
3 month basis	November 30, 2012	($750,000)
3 month basis	December 31, 2012	($2,100,000)

EBITDA levels for reporting periods following December 31, 2012 will be set by Bank based upon the board approved, fully-funded operating plan to be provided by Borrower pursuant to Section 6.2(viii).

4.	Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement. The Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Agreement, as in effect prior to the date hereof Borrowers ratify and reaffirm the continuing effectiveness of all agreements entered into in connection with the Agreement.

5.	Borrowers represent and warrant that the representations and warranties contained in the Agreement are true and correct as of the date of this Amendment.

6.	This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

7.	As a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance satisfactory to Bank, the following:

(a) this Amendment, duly executed by Borrowers;

(b) payment of all Bank expenses, including Bank’s expenses for the documentation of this amendment and any related documents, and any UCC, good standing or intellectual property search or filing fees, which may be debited from any of Borrowers’ accounts; and

(c) such other documents and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

[Remainder of page intentionally left blank]

2

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

VETINSURANCE INTERNATIONAL, INC.

By:	/s/ Howard E. Rubin
Name:	Howard E. Rubin
Title:	C.O.O.

VETINSURANCE MANAGERS, INC.

By:	/s/ Howard E. Rubin
Name:	Howard E. Rubin
Title:	C.O.O.

SQUARE 1 BANK

By:	/s/ Victor DeMarco
Name:	Victor DeMarco
Title:	VP

[Signature page to First Amendment to Amended and Restated Loan and Security Agreement]

3

SECOND AMENDMENT

TO

AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

This Second Amendment to Amended and Restated Loan and Security Agreement is entered into as of March 28, 2013 (the “Amendment”) by and between SQUARE 1 BANK (the “Bank”) and VETINSURANCE INTERNATIONAL, INC. and VETINSURANCE MANAGERS, INC. (each a “Borrower”, and collectively “Borrowers”).

RECITALS

Borrowers and Bank are parties to that certain Amended and Restated Loan and Security Agreement dated as of August 24, 2012 (as amended from time to time, the “Agreement”). The parties desire to amend the Agreement in accordance with the terms of this Amendment.

NOW, THEREFORE, the parties agree as follows:

1)	A new Section 2.1(c) is hereby added to the Agreement, as follows:

(c) Term Loans.

(i) Subject to and upon the terms and conditions of this Agreement, Bank agrees to make one (1) or more term loans to Borrowers, in such dollar amount as requested by Borrowers, in an aggregate principal amount not to exceed Three Million Dollars ($3,000,000) (each a “Term Loan” and collectively the “Term Loans”). Parent may request Term Loans at any time from the date hereof through the Availability End Date. The proceeds of the Term Loans shall be used for general working capital purposes.

(ii) Interest shall accrue from the date of each Term Loan at the rate specified in Section 2.3(a), and prior to the Availability End Date for the applicable Term Loan shall be payable monthly beginning on the 28th day of the month next following such Term Loan, and continuing on the same day of each month thereafter. Any Term Loans that are outstanding on the Availability End Date shall be payable in 30 equal monthly installments of principal, plus all accrued interest, beginning on the date that is one month immediately following the Availability End Date, and continuing on the same day of each month thereafter through the Term Loan Maturity Date, at which time all amounts due in connection with the Term Loans and any other amounts due under this Agreement shall be immediately due and payable. Term Loans, once repaid, may not be reborrowed. Borrowers may prepay any Term Loan without penalty or premium.

(iii) When Borrowers desire to obtain a Term Loan, Parent shall notify Bank (which notice shall be irrevocable) by facsimile transmission to be received no later than 3:30 p.m. Eastern time on the Business Day prior to the date on which the Term Loan is to be made. Such notice shall be substantially in the form of Exhibit C. The notice shall be signed by someone designated as an “Authorized Officer” in the corporate resolutions most recently provided by Borrower to Bank addressing Authorized Officers.

1

2)	Section 2.3(a) of the Agreement is hereby amended and restated, as follows:

(a) Interest Rates.

(i) Advances. Except as set forth in Section 2.3(b), the Advances shall bear interest, on the outstanding daily balance thereof, at a variable annual rate equal to the greater of (x) 1.50% above the Prime Rate then in effect, or (y) 5.00%.

(ii) Term Loans. Except as set forth in Section 2.3(p),-the Term Loans shall bear interest, on the outstanding daily balance thereof, at a variable annual rate equal to the greater of (A) 2.00% above the Prime Rate then in effect, or (B) 5.50%.

3)	Section 6.7(b) of the Agreement is hereby amended and restated, as follows:

(b) Cash at Bank. A balance of Cash at Bank of not less than $500,000, monitored on a daily basis; provided that, to the extent that the Insurance Company Subsidiary maintains funds in Cash at Bank or in Bank investments, Bank’s CDARS products, or other Bank instruments in excess of the amount necessary to comply with Section 2.1(b)(i) of this Agreement, such funds shall be included for purposes of calculating the balance of Cash at Bank for this Section 6.7(b).

4)	Section 6.7(c) of the Agreement is hereby amended and restated, as follows:

(c) Average Monthly Revenue. Measured monthly and calculated on a rolling-three-months basis, Borrowers shall achieve at least the levels of average Revenues set forth in the table immediately below for the corresponding reporting periods.

Reported Period Ending	Revenue
February 28, 2013	$4,494,867
March 31, 2013	$4,592,930
April 30, 2013	$4,733,898
May 31, 2013	$4,867,792
June 30, 2013	$5,030,311
July 31, 2013	$5,174,232
August 31, 2013	$5,374,039
September 30, 2013	$5,561,308
October 31, 2013	$5,787,469
November 30, 2013	$5,982,071
December 31, 2013	$6,196,418

2

Average Monthly Revenue levels for subsequent reporting periods will be set by Bank based upon the board approved, fully-funded operating plan to be provided by Borrowers pursuant to Section 6.2(viii).

5)	Section 6.7(d) of the Agreement is hereby amended and restated, as follows:

(d) Maximum EBITDA Loss/Minimum EBITDA. Measured monthly and calculated (i) on a one-month basis for the reporting period ending February 28, 2013, (ii) on a rolling-two-months basis for the reporting period ending March 31, 2013, and (iii) on a rolling-three-months basis for all subsequent reporting periods, Borrowers’ consolidated EBITDA loss shall not exceed the amounts set forth in the table immediately below for the corresponding reporting periods.

Reported Period Ending	Maximum EBITDA Loss
February 28, 2013	($725,437)
March 31, 2013	($1,274,026)
April 30, 2013	($1,736,064)
May 31, 2013	($1,451,787)
June 30, 2013	($1,364,802)
July 31, 2013	($1,329,576)
August 31, 2013	($1,208,799)
September 30, 2013	($1,136,190)
October 31, 2013	($1,038,915)
November 30, 2013	($988,943)
December 31, 2013	($907,671)

EBITDA levels for subsequent reporting periods will be set by Bank based upon the board approved, fully-funded operating plan to be provided by Borrowers pursuant to Section 6.2(viii).

6)	Section 7.12 of the Agreement is hereby amended and restated, as follows:

7.12 Insurance Company Subsidiary Capital Withdrawals. Permit any withdrawals of capital from the Insurance Company Subsidiary, except for excess balances over and above the greater of (I) the amount of Cash and investments required to be held for insurance company reserves and surplus at the Insurance Company Subsidiary and (ii) the amount necessary to comply with Section 2.1(b)(i) of this Agreement.

3

7)	The following defined terms are hereby added to Exhibit A to the Agreement, as follows:

“Availability End Date” means March 28, 2014.

“Term Loan Maturity Date” means September 28, 2016.

8)	The following defined terms in Exhibit A to the Agreement are hereby amended and restated, as follows:

“Credit Extension” means each Advance, Term Loan, or any other extension of credit by Bank to or for the benefit of a Borrower hereunder,

“EBITDA” means, with respect to any fiscal period, an amount equal to the difference between:

(i) earnings before the sum of (a) tax, plus (b) depreciation and amortization, plus (c) interest and non-Cash expenses, plus (d) any non-Cash stock compensation expenses; less

(ii) any increase in capitalized expenditures from the prior period, plus any increase in capitalized software from the prior period, plus any increase in deferred acquisition costs from the prior period.

“Revolving Line” means a Credit Extension of up to $12,000,000 (inclusive of any amounts outstanding under the Ancillary Services Sublimit).

9)	Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement. The Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Agreement, as in effect prior to the date hereof. Each Borrower ratifies and reaffirms the continuing effectiveness of all agreements entered into in connection with the Agreement.

10)	Each Borrower represents and warrants that the representations and warranties contained in the Agreement are true and correct as of the date of this Amendment.

11)	This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

12)	As a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance satisfactory to Bank, the following:

a)	this Amendment, duly executed by each Borrower;

b)	an officer’s certificate of each Borrower with respect to incumbency and resolutions authorizing the execution and delivery of this Amendment;

4

c)	a Warrant to Purchase Stock, duly executed by VETINSURANCE INTERNATIONAL, INC.;

d)	payment of a $7,500 facility fee, which may be debited from any of Borrowers’ accounts;

e)	payment of all Bank Expenses, including Bank’s expenses for the documentation of this amendment and any related documents, and any UCC, good standing or intellectual property search or filing lees, which may be debited from any of Borrowers’ accounts; and

f)	such other documents and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

[Remainder of page intentionally left blank]

5

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

VETINSURANCE INTERNATIONAL, INC.

By:	/s/ Darryl Rawlings
Name:	Darryl Rawlings
Title:	CEO

VETINSURANCE MANAGERS, INC.

By:	/s/ Darryl Rawlings
Name:	Darryl Rawlings
Title:	CEO

SQUARE 1 BANK

By:	/s/ Zack Robbins
Name:	Zack Robbins
Title:	AVP

[Signature page to Second Amendment to Amended and Restated Loan and Security Agreement]

6

THIRD AMENDMENT

TO

AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

This Third Amendment to Amended and Restated Loan and Security Agreement is entered into as of September 17, 2013 (the “Amendment”) by and among SQUARE 1 BANK (“Bank”) and TRUPANION, INC. and VETINSURANCE MANAGERS, INC. (each a “Borrower”, and collectively “Borrowers”).

RECITALS

Borrowers and Bank are parties to that certain Amended and Restated Loan and Security Agreement dated as of August 24, 2012 (as amended from time to time, the “Agreement”). The parties desire to amend the Agreement in accordance with the terms of this Amendment.

NOW, THEREFORE, the parties agree as follows:

1) Borrower has changed its name from VetInsurance International, Inc. to Trupanion, Inc. (the “Name Change”). Bank and Borrower hereby agree that the Agreement is hereby amended wherever necessary to reflect the Name Change, and Bank hereby waives Borrower’s violation of Section 7.2 of the Agreement related to the Name Change.

2)	Section 6.2(ii) of the Agreement is hereby amended and restated, as follows:

(ii) as soon as available, but in any event within 180 days after the end of Borrower’s fiscal year, audited consolidated and consolidating financial statements of Borrower prepared in accordance with GAAP, consistently applied, together with an opinion which is either unqualified, qualified only for going concern so long as Borrower’s investors provide additional equity as needed or otherwise consented to in writing by Bank on such financial statements of an independent certified public accounting firm reasonably acceptable to Bank;

3)	Section 6.2(viii) of the Agreement is hereby amended and restated, as follows:

(viii) as soon as available, but in any event no later than December 15th of each year, a Board approved, fully-funding operating plan of Borrower for the following year, which shall include, without limitation, monthly balance sheet projections produced by Borrower for such following year, acceptable to bank,

4)	The following defined term set forth in Exhibit A to the Agreement is hereby amended and restated, as follows:

“Revolving Maturity Date” means July 23, 2015; provided, however, that the Revolving Maturity Date will be automatically renewed for an additional 12 month period, unless Bank provides Borrower written notice that it will not extend the Revolving Maturity Date at least 11 months prior to the then current Revolving Maturity Date.

1

5)	Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement. The Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Agreement, as in effect prior to the date hereof. Each Borrower ratifies and reaffirms the continuing effectiveness of all agreements entered into in connection with the Agreement.

6)	Each Borrower represents and warrants that the representations and warranties contained in the Agreement are true and correct as of the date of this Amendment.

7)	This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

8)	As a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance satisfactory to Bank, the following:

a)	this Amendment, duly executed by each Borrower;

b)	payment of a $7,500 facility fee, which may be debited from any of Borrowers’ accounts;

c)	payment of all Bank Expenses, including Bank’s expenses for the documentation of this amendment and any related documents, and any UCC, good standing or intellectual property search or filing fees, which may be debited from any of Borrowers’ accounts; and

d)	such other documents and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

[Remainder of page intentionally left blank]

2

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

TRUPANION, INC.

By:	/s/ Darryl Rawlings
Name:	Darryl Rawlings
Title:	CEO

VETINSURANCE MANAGERS, INC.

By:	/s/ Darryl Rawlings
Name:	Darryl Rawlings
Title:	CEO

SQUARE 1 BANK

By:	/s/ Evan Travis
Name:	Evan Travis
Title:	AVP

[Signature page to Third Amendment

to Amended and Restated Loan and Security Agreement]

3

FOURTH AMENDMENT

TO

AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

This Fourth Amendment to Amended and Restated Loan and Security Agreement is entered into as of December 20, 2013 (the “Amendment”) by and among SQUARE 1 BANK (“Bank”) and TRUPANION, INC. and TRUPANION MANAGERS USA, INC. (each a “Borrower”, and collectively “Borrowers”).

RECITALS

Borrowers and Bank are parties to that certain Amended and Restated Loan and Security Agreement dated as of August 24, 2012 (as amended from time to time, the “Agreement”). The parties desire to amend the Agreement in accordance with the terms of this Amendment.

NOW, THEREFORE, the parties agree as follows:

1)	Bank hereby waives Borrowers’ violation of the Maximum EBITDA Loss/Minimum EBITDA covenant, as more particularly described in Section 6.7(d) of the Agreement (as in effect immediately prior to the date of this Amendment), for the reporting period ending August 31, 2013.

2)	Bank hereby waives Borrowers’ violation of Section 6.2(ii) of the Agreement for failing to deliver to Bank when previously due Borrowers’ audited consolidated and consolidating fiscal year-end financial statements for the 2012 fiscal year (the “2012 Financials”). Bank hereby extends to January 15, 2014 the due date for Borrower to deliver to Bank the 2012 Financials.

3)	Borrower Vetinsurance Managers, Inc. has changed its name from VetInsurance Managers, Inc. to Trupanion Managers USA, Inc. (the “Name Change”). Bank and Borrowers hereby agree that the Agreement is hereby amended wherever necessary to reflect the Name Change.

4)	Section 6.7(d) of the Agreement is hereby amended and restated, as follows:

(d) Maximum EBITDA Loss/Minimum EBITDA. Measured monthly and calculated (i) on a one-month basis for the reporting period ending November 30, 2013 and (ii) on a rolling-two-months basis for the reporting period ending December 31, 2013, Borrowers’ consolidated EBITDA loss shall not exceed the amounts set forth in the table immediately below for the corresponding reporting periods.

Reported Period Ending	Maximum EBITDA Loss
November 30, 2013	($1,000,000)
December 31, 2013	($2,200,000)

1

EBITDA levels for subsequent reporting periods will be set by Bank based upon the board approved, fully-funded operating plan to be provided by Borrowers pursuant to Section 6.2(viii).

5)	Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement. The Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Agreement, as in effect prior to the date hereof. Each Borrower ratifies and reaffirms the continuing effectiveness of all agreements entered into in connection with the Agreement.

6)	Each Borrower represents and warrants that the representations and warranties contained in the Agreement are true and correct as of the date of this Amendment.

7)	This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

8)	As a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance satisfactory to Bank, the following:

a)	this Amendment, duly executed by each Borrower;

b)	payment of a $1,000 facility fee, which may be debited from any of Borrowers’ accounts;

c)	payment of all Bank Expenses, including Bank’s expenses for the documentation of this amendment and any related documents, and any UCC, good standing or intellectual property search or filing fees, which may be debited from any of Borrowers’ accounts; and

d)	such other documents and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

[Remainder of page intentionally left blank]

2

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

TRUPANION, INC.

By:	/s/ Michael O. Banks
Name:	Michael O. Banks
Title:	Chief Financial Officer

TRUPANION MANAGERS USA, INC.

By:	/s/ Michael O. Banks
Name:	Michael O. Banks
Title:	Chief Financial Officer

SQUARE 1 BANK

By:	/s/ Joshua D. Cashwell
Name:	Joshua D. Cashwell
Title:	AVP

[Signature page to Fourth Amendment

to Amended and Restated Loan and Security Agreement]

3

FIFTH AMENDMENT

TO

AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

This Fifth Amendment to Amended and Restated Loan and Security Agreement is entered into as of December 23, 2013 (the “Amendment”) by and among SQUARE 1 BANK (“Bank”) and TRUPANION, INC. and TRUPANION MANAGERS USA, INC. (each a “Borrower”, and collectively “Borrowers”).

RECITALS

Borrowers and Bank are parties to that certain Amended and Restated Loan and Security Agreement dated as of August 24, 2012 (as amended from time to time, the “Agreement”). The parties desire to amend the Agreement in accordance with the terms of this Amendment.

NOW, THEREFORE, the parties agree as follows:

1)	A new Section 2.1(d) is hereby added to the Agreement, as follows:

(d) Crediting of Credit Extensions to Cash Security Account. Notwithstanding anything to the contrary in this Agreement, if Bank determines that an Advance or Term Loan requested by a Borrower would result in the aggregate outstanding Credit Extensions exceeding $15,000,000, then Bank may credit to the Cash Security Account the amount of such Advance or Term Loan as is necessary to cause the amount of outstanding Credit Extensions above $15,000,000 to be cash-secured by cash in the Cash Security Account.

2)	A new Section 4.4 is hereby added to the Agreement, as follows:

4.4 Pledge of Cash Collateral.

(a) Borrowers hereby pledge to Bank and grant to Bank a security interest in the Cash Security Account as security for the prompt performance of all of Borrowers’ Obligations. Borrowers shall enter into such agreements as Bank requests in order to perfect or ensure the priority of Bank’s security interest in the Cash Security Account.

(b) Borrowers authorize Bank immediately, and as may, be necessary from time to time, to transfer, from any Borrower’s other accounts at Bank to the Cash Security Account, the balances required to be held in the Cash Security Account pursuant to Section 6.12 of this Agreement. Each Borrower authorizes Bank to hold in pledge the balances required to be held in the Cash Security Account pursuant to Section 6.12 of this Agreement, and to decline to honor any drafts thereon or any request by a Borrower or any other Person to pay or otherwise transfer any part of such balances, for so long as any Obligations are outstanding.

(c) Prior to the maturity, if any, of the Cash Security Account held by Bank pursuant hereto, Borrowers and Bank shall agree upon a security or other instrument similar in form, quality, and substance to the original Cash Security Account in which the proceeds

1

of the Cash Security Account can be reinvested on maturity. Upon maturity, if any, of the Cash Security Account in accordance with its terms, or in the event that the Cash Security Account otherwise becomes payable during the term of this Agreement, such maturing Cash Security Account may be presented for payment, exchange, or otherwise marketed by Bank on behalf of Borrowers and the proceeds therefrom used to purchase the security or instrument agreed to by Borrowers and Bank in accordance with the immediately preceding sentence. If no agreement has been made, such proceeds shall be placed into an interest- bearing account at Bank until such time as an agreement as to the security replacing the original Cash Security Account can be reached. Bank may retain any such successor collateral and the proceeds therefrom as cash security in accordance with the terms of this Agreement.

3)	Section 6.2(viii) of the Agreement is hereby amended and restated, as follows:

(viii) as soon as available, but in any event no later than January 15th of each year, a Board-approved, fully-funded operating plan of Borrower for such year, which shall include, without limitation, monthly balance sheet projections produced by Borrower for such year, acceptable to Bank.

4)	A new Section 6.12 is hereby added to the Agreement, as follows:

6.12 Cash Security Account. Borrower shall at all times maintain the Cash Security Account, with a balance of cash in such Cash Security Account at all times greater than or equal to (1) the aggregate amount of all Credit Extensions then outstanding, less (ii) $15,000,000.

5)	Section 8.2(a) of the Agreement is hereby amended and restated, as follows:

(a) If a Borrower fails to perform any obligation under Sections 6.2, 6.4, 6.5, 6.6, 6.7, 6.10, or 6.12 or violates any of the covenants contained in Article 7 of this Agreement;

6)	The following defined term is hereby added to Exhibit A to the Agreement, as follows:

“Cash Security Account” means Money Market Account number 3097844, together with all proceeds and substitutions thereof, all interest paid thereon, and all other cash and non-cash proceeds of the foregoing.

7)	The following defined term in Exhibit A to the Agreement is hereby amended and restated, as follows:

“Revolving Line” means a Credit Extension of up to $15,000,000 (inclusive of any amounts outstanding under the Ancillary Services Sublimit).

8)

Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement. The Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects. Except as expressly set forth herein, the execution, delivery, and performance

2

of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Agreement, as in effect prior to the date hereof Each Borrower ratifies and reaffirms the continuing effectiveness of all agreements entered into in connection with the Agreement.

9)	Each Borrower represents and warrants that the representations and warranties contained in the Agreement are true and correct as of the date of this Amendment.

10)	This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

11)	As a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance satisfactory to Bank, the following:

a)	this Amendment, duly executed by each Borrower;

b)	an officer’s certificate of each Borrower with respect to incumbency and resolutions authorizing the execution and delivery of this Amendment;

c)	payment of a $2,500 facility fee, which may be debited from any of Borrowers’ accounts;

d)	payment of all Bank Expenses, including Bank’s expenses for the documentation of this amendment and any related documents, and any UCC, good standing or intellectual property search or filing fees, which may be debited from any of Borrowers’ accounts; and

e)	such other documents and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

[Remainder of page intentionally left blank]

3

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

TRUPANION, INC.

By:	/s/ Michael O. Banks	/s/ Asher Bearman
Name:	Michael O. Banks	Asher Bearman, Secretary
Title:	Chief Financial Officer

TRUPANION MANAGERS USA, INC.

By:	/s/ Michael O. Banks
Name:	Michael O. Banks
Title:	Chief Financial Officer

SQUARE 1 BANK

By:	/s/ Illegible
Name:	Illegible
Title:	VP

[Signature page to Fifth Amendment

to Amended and Restated Loan and Security Agreement]

4

SIXTH AMENDMENT

TO

AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

This Sixth Amendment to Amended and Restated Loan and Security Agreement is made and entered into as of March 27, 2014 (the “Amendment”) by and among SQUARE 1 BANK (“Bank”) and TRUPANION, INC. and TRUPANION MANAGERS USA, INC. (each a “Borrower”, and collectively “Borrowers”).

RECITALS

Borrowers and Bank are parties to that certain Amended and Restated Loan and Security Agreement dated as of August 24, 2012 (as amended from time to time, the “Agreement”). The parties desire to amend the Agreement in accordance with the terms of this Amendment.

NOW, THEREFORE, the parties agree as follows:

1)	Section 6.2(viii) of the Agreement is hereby amended and restated, as follows:

(viii) as soon as available, but in any event no later than December 15 of the previous fiscal year of Borrower, a Board-approved, fully-funded operating plan of Borrower for the upcoming fiscal year of Borrower, which shall include, without limitation, monthly balance sheet projections produced by Borrower for such upcoming fiscal year, acceptable to Bank.

2)	Section 6.7(c) of the Agreement is hereby amended and restated, as follows:

(c) Average Monthly Revenue. Measured on a rolling three months basis, Borrowers shall achieve at least the levels of average Revenues set forth in the table immediately below.

Reporting Period Ending	Revenue
January 31, 2014	$6,509,000
February 28, 2014	$6,669,000
March 31, 2014	$6,953,000
April 30, 2014	$7,172,000
May 31, 2014	$7,346,000
June 30, 2014	$7,515,000
July 31, 2014	$7,665,000
August 31, 2014	$7,846,000
September 30, 2014	$8,035,000
October 31, 2014	$8,237,000
November 30, 2014	$8,419,000
December 31, 2014	$8,596,000

Trupanion, Inc. -6th Amendment to A&R LSA

1

Average Revenue levels for subsequent reporting periods will be set by Bank based upon the board approved, fully-funded operating plan to be provided by Borrowers pursuant to Section 6.2(viii).

3)	Section 6.7(d) of the Agreement is hereby amended and restated, as follows:

(d) Maximum EBITDA Loss/Minimum EBITDA. Measured monthly and calculated on: (i) a trailing 1-month basis for the reporting period ending January 31, 2014, (ii) a trailing 2-month for the reporting period ending February 28, 2014, and (iii) a trailing three-months basis for all reporting periods thereafter, Borrowers’ consolidated EBITDA loss shall not exceed the amounts set forth in the table immediately below for the corresponding reporting periods.

Reporting Period Ending	Maximum EBITDA Loss
January 31, 2014	($2,317,000)
February 28, 2014	($4,149,000)
March 31, 2014	($6,407,000)
April 30, 2014	($6,231,000)
May 31, 2014	($6,671,000)
June 30, 2014	($6,908,000)
July 31, 2014	($6,679,000)
August 31, 2014	($6,421,000)
September 30, 2014	($5,525,000)
October 31, 2014	($5,340,000)
November 30, 2014	($4,650,000)
December 31, 2014	($4,389,000)

EBITDA levels for subsequent reporting periods will be set by Bank based upon the board approved, fully-funded operating plan to be provided by Borrowers pursuant to Section 6.2(viii).

4)

Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement. The Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power,

Trupanion, Inc. -6th Amendment to A&R LSA

2

or remedy of Bank under the Agreement, as in effect prior to the date hereof. Each Borrower ratifies and reaffirms the continuing effectiveness of all agreements entered into in connection with the Agreement.

5)	Each Borrower represents and warrants that the representations and warranties contained in the Agreement are true and correct as of the date of this Amendment.

6)	This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

7)	As a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance satisfactory to Bank, the following:

a)	this Amendment, duly executed by each Borrower;

b)	payment of all Bank Expenses, including Bank’s expenses for the documentation of this amendment and any related documents, and any UCC, good standing or intellectual property search or filing fees, which may be debited from any of Borrowers’ accounts; and

c)	such other documents and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

[Remainder of page intentionally left blank]

Trupanion, Inc. -6th Amendment to A&R LSA

3

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

TRUPANION, INC.

By:	/s/ Howard E. Rubin
Name:	Howard E. Rubin
Title:	C.O.O.

TRUPANION MANAGERS USA, INC.

By:	/s/ Howard E. Rubin
Name:	Howard E. Rubin
Title:	C.O.O.

SQUARE 1 BANK

By:	/s/ ILLEGIBLE
Name:	ILLEGIBLE
Title:	AVP

[Signature page to Sixth Amendment

to Amended and Restated Loan and Security Agreement]

Trupanion, Inc. -6th Amendment to A&R LSA

4